Prospectus Supplement
                                                             to Prospectus dated
                                                      May 15, 1998 (Registration
                                                                  No. 333-35063)
                                                                     filed under
                                                                  Rule 424(b)(3)


                               BARON CAPITAL TRUST
                                  (THE "TRUST")

                        SUPPLEMENT DATED AUGUST 11, 1998
                                TO THE PROSPECTUS
                               DATED MAY 15, 1998


     In May 1998, the Trust commenced a public offering of Common Shares of beneficial interest in the Trust (the "Offering") pursuant to a Prospectus dated May 15, 1998 (the "Prospectus"). To date, the Trust has sold 289,446 Common Shares at $10 per share in its Offering (gross proceeds of $2,894,460). All offering proceeds received by the Trust have been released from the escrow account with American Stock Transfer & Trust Company since the Trust has fulfilled the escrow requirements described in the Prospectus.

     The Prospectus, the Declaration of Trust for the Trust dated May 15, 1998 (the "Declaration") and the Agreement of Limited Partnership of Baron Capital Properties, L.P. (dated as of May 15, 1998) (the "Operating Partnership," of which partnership the Trust is the sole general partner and a limited partner) have been supplemented and amended by this Supplement as follows, effective August 11, 1998. This Supplement sets forth certain revisions to those documents required as a condition to the sale of Common Shares in certain states and reflects the elimination of the right of the Managing Shareholder of the Trust to receive certain non-accountable fees in connection with the Offering and the formation and operations of the Trust and the Operating Partnership and the substitution in place of such fees of the right to be reimbursed for certain out-of-pocket expenses formerly covered by such fees. Pages 11 and 12 of this Supplement describe three individuals who have recently joined the Operating Partnership as executive officers.

     In addition, this Supplement describes the Trust's recent acquisition of beneficial ownership of a 67-unit residential apartment property located in Orlando, Florida and an 80-unit property located in Lakeland, Florida. The acquisitions, which had a total cash purchase price of $1,586,293, represent the Trust's initial investments. Finally, this Supplement provides updated information concerning the proposed Exchange Offering of the Operating Partnership in which it will offer to issue units of limited partnership interest to be registered with the Securities and Exchange Commission and certain states in exchange for limited partnership interests in limited partnerships which own direct or indirect interests in residential apartment properties.

     Capitalized terms used in this Supplement have the meanings ascribed to them in the Prospectus, unless the context otherwise indicates.

                           AMENDMENTS TO DECLARATION,
                         OPERATING PARTNERSHIP AGREEMENT
                                 AND PROSPECTUS

1. Each prospective Investor should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus in evaluating the Offering, the Trust, the Operating Partnership, the proposed Exchange Offering and the business of the Trust and the Operating Partnership, including the following material risk factors:

     o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Operating Partnership.

     o Distributions of available cash flow to Shareholders will be dependent upon the operating profits generated by the Operating Partnership.

     o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturity dates and the effect of any increase in interest rates.

     o The founders of the Trust and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and this Offering and the proposed Exchange Offering involve transactions among them which involve conflicts of interest which may result in
          decisions   that  do  not  fully   represent   the  interests  of  all
          Shareholders.

     o The offering price of $10.00 per Common Share has been arbitrarily established by the Trust, and does not necessarily represent the price at which Common Shares could be resold, if at all.

     o Although Common Shares are expected to eventually be listed on the American Stock Exchange, it is possible that no public market will ever develop or be maintained, resulting in lack of liquidity.

     o The successful operation of the Trust and the Operating Partnership is dependent on key management.

     o The Trust will be taxed as a corporation if it fails to qualify as a REIT.

     o Investors may not have an opportunity prior to acquiring Common Shares to evaluate a significant number of properties in which the Trust and Operating Partnership may acquire an interest.

     o There can be no assurance of the successful completion of this Offering and the proposed Exchange Offering.

2. The Prospectus is hereby amended to include the organizational chart set forth on the following page which indicates the relationship among the Trust, the Operating Partnership, the Managing Shareholder, the Exchange Partnerships managed by affiliates of the Managing Shareholder which will participate in the proposed Exchange Offering and other real estate limited partnerships managed by affiliates of the Managing Shareholder which will not participate in the offering.

3. The Declaration is hereby amended by moving the last sentence of Section 1.6(c) and inserting it after the first sentence of Section 1.6(e) and then adding the following thereafter. The Prospectus is hereby amended by adding the following to the second paragraph on page 12 thereof.

     "The Trust also may not sell Common Shares in the Offering to, or accept as a Shareholder, any Arkansas, Pennsylvania or Texas investor whose investment would exceed 10% of his net worth (exclusive of home, home furnishings and automobiles)."

4. The Prospectus is hereby amended by inserting on page 19 after "Summary of Use of Proceeds" the following summary of fees and reimbursable expenses payable in connection with the Offering and the proposed Exchange Offering and the operation of the Trust and the Operating Partnership. For a more detailed description of such fees, see "Compensation of the Managing Shareholder and Affiliates," "Management - Officers of the Trust" and "Terms of the Offering."


                              ORGANIZATIONAL CHART


                                  CASH OFFERING

                            -------------------------


                               Public Shareholders


                            -------------------------
                                      ^    |
                               Common |    |
                               Shares |    |     $
                                      |    |
                                      |    |
                            -------------------------
                                                                        Board of the REIT:

                               Baron Capital Trust                    - 2 Independent Trustees
                                     (REIT)
                                                                      - Managing Shareholder
                              (managed by Board of                    (an affiliate of  Mr.
                              Managing Shareholder                    McGrath, a founder of
                                 and Independent                      the Trust and the
                                    Trustees)                         Operating Partnership)

                            -------------------------
                                      ^    |
                                      |    |
    EXCHANGE OFFERING        OP Units |    |    $
                                      |    |
                                      |    |

--------------------------            -------------------------                      -------------------------

                            Exchange        Baron Capital            $ and other
                            LP Units      Properties, L.P.           consideration      Original Investors
 Exchange Partnerships*     ________>    (Operating Partnership)    <_________
                                                                                         (Gregory K. McGrath
 (managed by affiliates    <________     (GP is REIT; LPs are        _________>           and Robert S. Geiger)
of Managing Shareholder)                Original Investors and
                            OP Units      Exchange Limited            OP Units
                                              Partners)

--------------------------            -------------------------                     -------------------------


/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\
\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/


                            -------------------------


                                Non-participating
                               Real Estate Limited
                                  Partnerships

                             (managed by affiliates
                            of Managing Shareholder)


                            -------------------------
------------------

* Each Exchange Partnership is a real estate investment program which owns either record title to residential apartment property or the entire limited partnership interest or beneficial interest in a limited partnership or other entity which owns record title to such property.

Summary of Fees and Reimbursable Expenses

Recipient                         Type and Amount of Fees and Reimbursable Expenses
---------                         -------------------------------------------------

Broker-Dealers                    Selling commission in an amount equal to 8% of
Participating in  Offering        the  subscription  price of all Common  Shares
                                  sold in the Offering ($2,000,000 maximum).

Managing Shareholder              Reimbursement for distribution,  due diligence
                                  and   organizational   expenses   incurred  in
                                  connection with the formation of the Trust and
                                  the   Operating   Partnership   and  with  the
                                  Offering,  in an  amount  not to  exceed 1% of
                                  gross Offering proceeds ($250,000 maximum).

Managing Shareholder              Reimbursement   for  legal,   accounting   and
                                  consulting   fees   and   printing,    filing,
                                  recording,  postage  and  other  miscellaneous
                                  expenses   incurred  in  connection  with  the
                                  Offering,  in an  amount  not to  exceed 1% of
                                  gross Offering proceeds ($250,000 maximum).

Managing Shareholder              Reimbursement  for expenses  incurred prior to
                                  and during  the  Offering  for  investigating,
                                  evaluating and consummating Trust investments,
                                  in  an  amount  not  to  exceed  4%  of  gross
                                  Offering proceeds;  payable from available net
                                  proceeds  of  the  Offering  or as  cash  flow
                                  permits  as  determined  by the  Board  of the
                                  Trust.

Gregory K. McGrath,  a            Initial  annual  compensation  in the  form of
founder  of the  Trust            Common Shares or other securities in an amount
and   the    Operating            not to exceed  25,000  shares to be determined
Partnership  and Chief            by the Executive Compensation Committee of the
Executive  Officer  of            Board, plus health benefits.  Thereafter,  his
the     Trust,     the            compensation  and benefits  will be determined
Operating  Partnership            by the  committee.  In exchange for an initial
and    the    Managing            capital    contribution   to   the   Operating
Shareholder                       Partnership  and  other   consideration,   Mr.
                                  McGrath  has  been  issued   Units  which  are
                                  exchangeable   (subject   to  certain   escrow
                                  restrictions)  into 9.5% of the Common  Shares
                                  outstanding   after  the   completion  of  the
                                  Offering and the proposed  Exchange  Offering,
                                  on a fully  diluted  basis  assuming  that all
                                  then outstanding Units (other than those owned
                                  by the  Trust)  have  been  exchanged  into an
                                  equivalent  number of Common Shares.  See "The
                                  Trust - Formation Transactions."

Robert  S.  Geiger,  a            Initial annual compensation of $100,000,  plus
founder  of the  Trust            health benefits and eligibility to participate
and   the    Operating            in any option  plan and bonus  incentive  plan
Partnership  and Chief            which  may be  implemented  by  the  Executive
Operating  Officer  of            Compensation  Committee.  In  exchange  for an
the     Trust,     the            initial capital  contribution to the Operating
Operating  Partnership            Partnership  and  other   consideration,   Mr.
and    the    Managing            Geiger  has  been   issued   Units  which  are
Shareholder                       exchangeable   (subject   to  certain   escrow
                                  restrictions)  into 9.5% of the Common  Shares
                                  outstanding   after  the   completion  of  the
                                  Offering and the proposed  Exchange  Offering,
                                  on a fully  diluted  basis  assuming  that all
                                  then outstanding Units (other than those owned
                                  by the  Trust)  have  been  exchanged  into an
                                  equivalent  number of Common Shares.  See "The
                                  Trust - Formation Transactions."

Robert  L.   Astorino,            Initial annual salary of $150,000, plus health
President  -  Property            benefits and eligibility to participate in any
of    the    Operating            option plan and bonus incentive plan which may
Partnership                       be implemented  by the Executive  Compensation
                                  Committee.

David   E.   Williams,            Initial annual salary of $150,000, plus health
Chief        Financial            benefits and eligibility to participate in any
Officer     of     the            option plan and bonus incentive plan which may
Operating Partnership             be implemented  by the Executive  Compensation
                                  Committee.

Mary  E.  Keane,  Vice            Initial annual salary of $130,000, plus health
President - Accounting            benefits and eligibility to participate in any
and Strategic Planning            option plan and bonus incentive plan which may
of    the    Operating            be implemented  by the Executive  Compensation
Partnership        and            Committee.
Secretary of the Trust

Independent Trustees              Annual fee of $6,000.

Managing Shareholder              Annual  payment in an amount up to 1% of gross
                                  Offering proceeds plus 1% of initial value of Units issued in proposed Exchange Offering to reimburse the Managing Shareholder for its operating expenses relating to the business of the Trust and the Operating Partnership.

Broker-Dealers                    Commission   payable  to  broker-dealers   who
Participating in                  assist in the Exchange Offering, consisting of
Exchange Offer                    a number of  unregistered  Common Shares equal
                                  to 5%  of  Units  exchanged  in  the  Exchange
                                  Offering.





     The total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) of each of the Trust and the Operating Partnership in any fiscal year may not exceed the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year unless the Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. (See the fourth bullet point on page 88 of the Prospectus and Section 1.9(i) of the Declaration, as amended hereby.)

5. The "Compensation of the Managing Shareholder and Affiliates" section of the Prospectus is hereby amended by adding the following after the second paragraph under such section on page 23:

     "The Independent Trustees must determine that organizational and offering expenses payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See
     Section 1.9(g) of the Declaration, as amended hereby.)

     The Independent Trustees must determine that the total amount of acquisition fees and expenses payable by the Trust or the Operating Partnership in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property, or in the case of a mortgage loan made or acquired by the Trust or the Operating Partnership, 6% of the funds advanced, unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(h) of the Declaration, as amended hereby.)

     The total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) of each of the Trust and the Operating Partnership in any fiscal year may not exceed the greater of
     (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year unless the Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. (See the fourth bullet point on page 88 of the Prospectus and Section 1.9(i) of the Declaration, as amended hereby.)

     The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders or Unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their Shares or Units, plus an amount equal to 6% of the original issue price of their Shares or Units, per annum cumulative. For purposes of this calculation, the original issue price of Shares and Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. (See Section 1.9(ee) of the Declaration.)

     Additional fees that are not described in this Prospectus which may become payable to affiliated parties for goods and services that may be provided to the Trust or the Operating Partnership in the future will require the approval of a majority of the Independent Trustees."

6. The "Compensation of the Managing Shareholder and Affiliates" section of the Prospectus is hereby amended by adding at the end of page 24 the following information regarding compensation payable to members of management of the
Trust:


                                          Type of
        Recipient                         Compensation             Maximum Amount
        ---------                         ------------             --------------
Gregory K. McGrath,  a founder            Initial annual           To be paid in the form of Common Shares or other securities in an
of   the    Trust    and   the            compensation             amount  not to  exceed  25,000  shares  to be  determined  by the
Operating    Partnership   and                                     Executive  Compensation  Committee  of  the  Board,  plus  health
Chief  Executive   Officer  of                                     benefits;  thereafter,  his  compensation  and  benefits  will be
the   Trust,   the   Operating                                     determined by the committee.  In exchange for an initial  capital
Partnership  and the  Managing                                     contribution    to   the   Operating    Partnership   and   other
Shareholder                                                        consideration,  Mr.  McGrath  has been  issued  Units  which  are exchangeable  (subject to certain escrow  restrictions) into 9.5%
                                                                   of the Common  Shares  outstanding  after the  completion  of the
                                                                   Offering and the proposed Exchange  Offering,  on a fully diluted basis assuming that all then outstanding  Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. See "The Trust - Formation Transactions."

Robert  S.  Geiger,  a founder            Initial annual           $100,000,  plus health benefits and eligibility to participate in
of   the    Trust    and   the            compensation             any option plan and bonus incentive plan which may be implemented
Operating    Partnership   and                                     by the  Executive  Compensation  Committee.  In  exchange  for an
Chief  Operating   Officer  of                                     initial  capital  contribution  to the Operating  Partnership and
the   Trust,   the   Operating                                     other  consideration,  Mr. Geiger has been issued Units which are
Partnership  and the  Managing                                     exchangeable  (subject to certain escrow  restrictions) into 9.5%
Shareholder                                                        of the Common  Shares  outstanding  after the  completion  of the
                                                                   Offering and the proposed

                                                                   Exchange  Offering,  on a fully diluted  basis  assuming that all then outstanding Units (other than those owned by the Trust) have been  exchanged into an equivalent  number of Common Shares.  See
                                                                   "The Trust - Formation Transactions."

Robert L. Astorino,  President            Initial annual           $150,000,  plus health benefits and eligibility to participate in
- Properties  of the Operating            salary                   any option plan and bonus incentive plan which may be implemented
Partnership                                                        by the Executive Compensation Committee.

David   E.   Williams,   Chief            Initial annual           $150,000,  plus health benefits and eligibility to participate in
Financial   Officer   of   the            salary                   any option plan and bonus incentive plan which may be implemented
Operating Partnership                                              by the Executive Compensation Committee.

Mary E. Keane,  Vice President            Initial annual           $130,000,  plus health benefits and eligibility to participate in
-  Accounting   and  Strategic            salary                   any option plan and bonus incentive plan which may be implemented
Planning   of  the   Operating                                     by the Executive Compensation Committee.
Partnership  and  Secretary of
the Trust

Independent Trustees                      Annual fee                $6,000

7. The "Compensation of the Managing Shareholder and Affiliates" section of the Prospectus is hereby amended by deleting on page 25 the second and third compensation items to reflect the elimination of property management fees and fees payable by property interest sellers. To conform, (i) the text of Section
4.4 of the Declaration is hereby deleted and the following substituted therefor:
"[intentionally omitted]" and (ii) Section 4.5(b) of the Declaration is hereby amended by deleting the last two sentences.

8. See item 34 below for additional amendments made to the compensation table in the "Compensation of the Managing Shareholder and Affiliates" section of the Prospectus to reflect the elimination of the right of the Managing Shareholder to receive certain non-accountable fees in connection with the Offering and the formation and operations of the Trust and the Operating Partnership and the substitution in place of such fees of the right to be reimbursed for certain out-of-pocket expenses formerly covered by such fees.

9. The Declaration is hereby amended by deleting Section 1.8(j) relating to powers of the Trust and substituting the following therefor:

     "1.8(j). To waive the payment of all or a part of a commission by one or more investors in connection with offerings of the Trust's securities, in which case the cost of such securities acquired by such investors will be less than the cost of equivalent securities to an investor paying a commission, provided, however, the Trust will exercise such waiver right on a case by case basis according to the facts and circumstances involved."

     To conform, the Prospectus is hereby amended by deleting the fourth sentence in Footnote 1 on page 19 and substituting the following therefor:

     "The Trust reserves the right to waive the payment of all or a part of a commission by one or more Investors, in which case the cost of the Common Shares acquired by such Investors will be less than the cost of equivalent Common Shares to an Investor paying a commission, provided, however, the Trust will exercise such waiver right on a case by case basis according to the facts and circumstances involved."

10. The Declaration and the Operating Partnership Agreement are hereby amended by adding the following provision to the end of Section 1.9(f) and Section 7.4(b), respectively:

     "Duplicate payment of fees and expenses of the Trust and Operating Partnership shall be prohibited."

11. The first sentence of Section 1.9(g) of the Declaration is hereby amended by deleting the parenthetical "(including the distribution, due diligence and organizational fee specified in Section 4.2 of this Declaration)" and substituting therefor "(including the reimbursable distribution, due diligence and organizational expenses specified in Section 4.2 of this Declaration)". The second sentence of Section 1.9(g) is also amended to include the phrase "warrants to acquire Common Shares issued to the Dealer Manager as additional compensation for effecting sales of Common Shares in the Offering (which warrants, for purposes of the limitation set forth in this Section 1.9(g) of this Declaration, will be valued in accordance with the Statement of Policy Regarding Underwriters Warrants issued by the North American Securities Administrators Association, Inc.)," in the definition of "Organization and Offering Expenses" therein. As a result, Section 1.9(g) now reads as follows:

     " The Independent Trustees shall determine that the Organization and Offering Expenses (as defined below) (including the reimbursable distribution, due diligence and organizational expenses specified in
     Section 4.2 of this Declaration) payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. For purposes of this Declaration, the term "Organization and Offering Expenses" means all expenses incurred by and to be paid from the assets of the Trust and the Operating Partnership in connection with and in preparing the Trust and the Operating Partnership for registration and subsequently offering and distributing Shares and Units to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including any fees of the underwriters' attorneys payable by the Trust or the Operating Partnership), warrants to acquire Common Shares issued to the Dealer Manager as additional compensation for effecting sales of Common Shares in the Initial Offering (which warrants, for purposes of the limitation set forth in this
     Section 1.9(g) of this Declaration, will be valued in accordance with the Statement of Policy Regarding Underwriters Warrants issued by the North American Securities Administrators Association, Inc.), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees."

12. The first sentence of Section 1.9(h) is hereby amended by (i) deleting the phrase "the total amount of any Acquisition Fee (including the investment fee specified in Section 4.3 of this Declaration) and Acquisition Expenses (as such terms are defined below)" and substituting therefor "the total amount of any Acquisition Fee and Acquisition Expense (as such terms are defined below and including without limitation the Managing Shareholder's reimbursable expenses incurred prior to and during the Initial Offering for investigating, evaluating and consummating investments of the Trust and the Operating Partnership as specified in Section 4.3 of this Declaration)" and (ii) adding the phrase "(including the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of Acquisition Fees and
Acquisition   Expenses)"  after  the  phrase  "purchase  price  of  the  subject property". As a result, the first sentence of Section 1.9(h) now reads as follows:

     "The Independent Trustees shall determine that the total amount of any Acquisition Fee and Acquisition Expense (as such terms are defined below and including without limitation the

     Managing Shareholder's reimbursable expenses incurred prior to and during the Initial Offering for investigating, evaluating and consummating investments  of the Trust and the  Operating  Partnership  as  specified in
     Section 4.3 of this Declaration) payable by the Trust or the Operating Partnership is reasonable and in no event exceeds an amount equal to six percent of the purchase price of the subject property (including the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of Acquisition Fees and Acquisition Expenses), or in the case of a mortgage loan made or acquired by the Trust or the Operating Partnership, six percent of the funds advanced, unless a majority of the "disinterested" members of the Board and a majority of the "disinterested" Independent Trustees approve payment of an Acquisition Fee in excess of such amounts based upon their determination that such excess fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership."

     In addition, the third line of the third bullet point on page 88 of the Prospectus is hereby amended by adding the phrase "(including the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of Acquisition Fees and Acquisition Expenses)" after the phrase "purchase price of the subject property".

13. The Declaration is hereby amended by deleting the second and third sentences of the first paragraph of Section 1.9(i) of the Declaration and substituting the following therefor:

     "Within 60 days after the end of each fiscal quarter for which the Trust or the Operating Partnership incurs Total Operating Expenses for the 12 months then ended in excess of such amount, the Trust shall send to the Shareholders and Unitholders written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees do not determine such excess expenses are justified, the Managing Shareholder shall reimburse the Trust or the Operating Partnership, as the case may be, at the end of such 12-month period the amount by which the Total Operating Expenses paid or incurred by the Trust or the Operating Partnership, respectively, exceed the limitations herein provided."

14. Section 1.9(j) of the Declaration is hereby amended to add the phrase ", in the case of the sale of Trust property," immediately prior to the phrase "in no event" and immediately prior to the phrase "the amount of such commissions". As a result, Section 1.9(j) of the Declaration now reads as follows:

     "1.9(j) A majority of the Independent Trustees shall determine that the conditions set forth in Section 4.5(b) for payment to the Managing Shareholder, a Trustee, or any of their respective Affiliates of real estate commissions on purchase or sale of a Trust or Operating Partnership Property have been fully satisfied, that any such commission payable does not exceed a real estate commission which is reasonable, customary and competitive in light of the size, type and location of such property and, in the case of the sale of Trust property, in no event exceeds three percent of the sale price, and that, in the case of the sale of Trust property, the amount of such commissions payable when added to the commissions payable to unaffiliated real estate brokers does not exceed the lesser of such competitive real estate commission or an amount equal to six percent of the sale price."

15.  The  Declaration  is  hereby  amended  by  deleting   Section  1.9(aa)  and
substituting the following therefor:

         "1.9(aa) The Trust and the Operating Partnership may not issue redeemable equity securities, provided, however, the Operating Partnership may issue Units which by their terms are exchangeable into Common Shares of the Trust."

16. Section 1.9(gg) of the Declaration is hereby amended by adding the phrase "(including without limitation Section 1.9(m) of this Declaration of Trust)" after the word "documents" and by adding at the end of such section the words "with the approval of a majority of the Independent Trustees." As a result,
Section 1.9(gg) of the Declaration now reads as follows:

     "1.9(gg) No properties or assets held by the Trust may be acquired for the account of the Managing Shareholder or any affiliated person, regardless of whether the proposed price equals or is greater than the appraised value of such properties or assets, provided, however, if a particular property or asset is in distress, or is a debt obligation of an insolvent obligor, or otherwise has substantially lost its value, the Managing Shareholder, if permitted by law, its organizational documents (including without limitation Section 1.9(m) of this Declaration of Trust) and the Statement of Policy Regarding Real Estate Investment Trusts issued by the North American Securities Administrators Association, Inc. may acquire such property or assets from the Trust at the full unliquidated cost to the Trust with the approval of a majority of the Independent Trustees."

17. Section 2.1(c) of the Declaration is hereby amended to provide that (i) the Managing Shareholder will be authorized to issue Preferred Shares only upon approval of either Shareholders of the Trust holding a majority of the then outstanding Shares entitled to vote upon such matter or a majority of the disinterested Independent Trustees and (ii) the voting rights of each Preferred Share which may be so issued may not exceed one vote per share. As a result, the second sentence of Section 2.1(c) of the Declaration now reads as follows:

     "2.1(c) The Managing Shareholder is authorized to issue from the authorized but unissued Shares of the Trust, additional Common Shares as well as Preferred Shares in one or more series and to establish from time to time the number of Preferred Shares to be included in each such series and to fix the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each series, provided, however, (i) the Managing Shareholder will be authorized to issue Preferred Shares only upon approval of either Shareholders of the Trust holding a majority of the then outstanding Shares entitled to vote upon such matter or a majority of the disinterested Independent Trustees and
     (ii) the voting rights for each Preferred Share that may be so issued may not exceed one vote per share."

18. Section 6.4(b) of the Declaration is hereby amended by deleting the following phrase therefrom: "stating a proper Trust purpose".

19. The Declaration is hereby amended by adding the following to Section 6.4(c) and by deleting the first and third sentences of Section 6.4(d) and the first sentence of Section 6.4(g):

     "The purposes for which a Shareholder may request a copy of the Shareholder List include, without limitation, matters relating to Shareholders' voting rights under the Declaration and the exercise of Shareholders' rights under federal securities laws relating to proxies. If the Managing Shareholder, the Independent Trustees or any other member of the Board of the Trust neglects or refuses to exhibit, produce or mail a copy of the Shareholder List as requested, such party or parties shall be liable to any Shareholder requesting the list for the costs, including attorneys' fees, incurred by that Shareholder for compelling the production of the list and for actual damages suffered by any Shareholder by reason of such neglect or refusal. It shall be a defense from any such liability that the actual purpose and reason for the requests for inspection or for a copy of the list is to secure such list or other information for the purpose of selling such list or of using them for a commercial purpose other than in the interest of the requesting Shareholder in his capacity as a Shareholder relative to the affairs of the Trust or the Operating Partnership. As a condition to the release of the Shareholder List, the Trust may require the requesting Shareholder to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the

     Trust. The remedies provided in this provision to Shareholders requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law or the laws of any state."

20. Sections 6.6(b) and 7.3(b) of the Declaration have been amended to clarify that the required Shareholder vote referred to in such sections is the vote of Shareholders holding a majority of the then outstanding Shares. Each section has been amended to add the phrase "(as such term is defined in Article 10 of this Declaration)" after the word "Majority" therein. As a result, Section 6.6(b) of the Declaration now reads as follows:

     "6.6(b) In addition to any other actions of the Trust requiring the approval of Shareholders under this Declaration (including without limitation Section 7.3(b)), a Majority (as such term is defined in Article 10 of the Declaration) of the Shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend this Declaration, terminate the Trust, and elect and/or remove one or more members of the Board."

     In addition, Section 7.3(b) of the Declaration now reads as follows:

     "7.3(b) The Managing Shareholder shall not cause the Trust to take any of the following actions without the approval of a Majority (as such term is defined in Article 10 of the Declaration) of the Shareholders given at a duly convened Shareholders' meeting at which a quorum is present or by written consent:

          (i) Amend this Declaration except as otherwise specified in this Declaration and except for amendments which do not adversely affect the rights, preferences and privileges of Shareholders, including amendments to provisions relating to qualifications of the Trustees and members of the Board, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions.

          (ii) Sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the Trust's assets if not in the ordinary course of operation of Trust Property or in connection with liquidation and dissolution.

          (iii) Merge or otherwise reorganize the Trust.

          (iv) Dissolve or liquidate the Trust, other than before its initial investment in property."

21. Section 6.6(c) of the Declaration is hereby amended by adding the following to the end thereof to clarify that in determining the requisite percentage in interest of Shares necessary to approve the removal of any member of the Board of the Trust, any Shares owned by the Managing Shareholder, the Trustees, other members of the Board, the Original Investors and any of their respective affiliates may not be included:

     "In determining the requisite percentage in interest of Shares necessary to approve a matter on which the foregoing may not vote, any Shares owned by any of them will not be included."

22. The third sentence of Section 7.6(d) of the Declaration (stated below) is hereby deleted:

     "No compensation for consulting services shall be paid to the Independent Trustees or such other members of the Board without prior Board approval."

     The Prospectus has been amended to conform to such amendment to the Declaration by deleting the second full sentence (stated below) on page 59 of the Prospectus:

     "Without prior approval of the Compensation Committee of the Board, the Trust may not pay compensation to any Independent Trustee or other member of the Board for consulting services provided to the Trust."

23. Section 9.6(a)(1) of the Declaration, which permits the Managing Shareholder to unilaterally amend the Declaration, if necessary, to conform the Declaration to the description in the Prospectus, is hereby amended by deleting the following phrase therefrom, and Sections 9.6(a)(2) and (3) are hereby deleted. In addition, Sections 9.6(a)(4) and (5) are hereby renumbered as Sections 9.6(a)(2) and (3).

     "to cure any ambiguity, formal defect or omission or to correct or supplement any provision herein that may be inconsistent with any other provision contained herein or in the Prospectus or".

     To conform, the Prospectus is hereby amended by deleting the first paragraph under "Amendments and Voting Rights" on page 93 and substituting the following therefor:

     "The Managing Shareholder may amend the Declaration without notice to or approval of the Investors for the following purposes: to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to disqualify the Trust's REIT status and a majority of Common Shares entitled to vote approve such determination); or to comply with law. (See
     Section 9.6(a) of the Declaration.)"

     The Prospectus is also amended by (a) deleting subparts (4)(i) through (iv) of the first paragraph under "Meetings and Voting Rights" on page 95, and (b) renumbering subparts (4)(v) and (vi) as subparts (4)(i) and (ii), respectively.

24. The Prospectus is hereby amended by deleting the second full paragraph on page 56 and substituting the following therefor to reflect the relocation of Robert S. Geiger, one of the founders of the Trust and the Operating Partnership and Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder:

     "Robert S. Geiger, age 47, is one of the founders of the Trust and the Operating Partnership and serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. Since August 1, 1998, Mr. Geiger has been counsel with Atlas, Pearlman, Trop & Borkson P.A., a Fort Lauderdale, Florida law firm which has a general practice. Between 1986 and July 1998, Mr. Geiger was managing director of the law firm of Geiger Kasdin Heller Kuperstein Chames & Weil, P.A., a Miami, Florida law firm which had a general practice, and its predecessor firms. Mr. Geiger's practice is concentrated in complex commercial and real property transactions and litigation, financings and business and banking law. He has served as general counsel for national, regional and small business corporations engaged in a wide range of business activities, including regulated industry matters. Mr. Geiger's firms have performed and his current firm is expected to continue to perform legal services for the Trust and Affiliates of the Managing Shareholder. Compensation received by the firms for such services has not represented a material portion of the revenues of the firms. Mr. Geiger will continue in his current law practice after the Offering. Prior to 1986, Mr. Geiger practiced law at private law firms. Mr. Geiger is a member of the Panel of Arbitrators, American
     Arbitration Association, Dade County and American Bar Associations, The Florida Bar (member, Corporation, Business and Banking Law), and the International Bar Association. Mr. Geiger earned a law degree from the University of Florida in 1974 and a Bachelor of Arts degree from Hobart College in 1972. Mr. Geiger maintains an "av" rating, the highest recognized by the Martindale-Hubbell directory of American lawyers."

25. The Prospectus is hereby amended by deleting the entire "Officers of the Trust" section beginning on page 57 and substituting the following therefor. The amended section includes a description of three individuals, Robert L. Astorino, David E. Williams and Mary E. Keane, who recently joined the Operating Partnership to serve as President - Property, Chief Financial Officer, and Vice President - Accounting and Strategic Planning, respectively. Messrs. Astorino and Williams have significant experience in the management and operation of residential apartment properties, and Ms. Keane has significant experience in financial preparation, reporting and analysis with large publicly traded companies.

     "Officers of the Trust and the Operating Partnership

     The Declaration provides that the Managing Shareholder will appoint officers of the Trust who may act on behalf of the Trust and sign documents on behalf of the Trust as authorized by the Managing Shareholder and who will have the duties and powers usually applicable to similar officers of a Delaware corporation in carrying out Trust business. Officers act under the supervision and control of the Managing Shareholder, which can remove any officer at any time for any or no reason. Unless otherwise specified by the Managing Shareholder, the Chief Executive Officer of the Trust will have full power to act on behalf of the Trust. Gregory K. McGrath, a founder of the Trust and the Operating Partnership, serves as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. He has agreed to serve as Chief Executive Officer for the first year in exchange for compensation in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee based upon his performance.

     Robert S. Geiger, the other founder of the Trust and the Operating Partnership, serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. His initial annual salary has been set at $100,000 (in addition to benefits, including without limitation health, disability and life insurance, and eligibility for participation in any Common Share option plan and bonus incentive compensation plan which may be implemented by the Trust).

     Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any additional compensation by the Trust. Such officers and employees may serve in the same capacity for the Trust and will be compensated by the Trust in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers.

     Information concerning Mr. McGrath and Mr. Geiger is set forth above at " - Managing Shareholder." Information concerning the other executive officers of the Operating Partnership is set forth below.

     Robert L. Astorino, age 52, has served as President - Property of the Operating Partnership since May 25, 1998. From February 1998 through May 25, 1998, he served as President - Property of Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From 1992 through January 1998, he served as President of The Housing Partnership, Inc., a Louisville, Kentucky-based real estate investment and consulting company. Between 1991 and 1992, Mr. Astorino served as Assistant Vice President, Real Estate Operations at Great Western Bank in Beverly Hills, California, where his responsibilities included the operation and sale of residential and commercial real estate obtained in foreclosure. Between 1986 and 1991, Mr. Astorino was employed by Lexford, Inc. ("Lexford")
     (formerly Cardinal Realty Services, Inc. and prior to that Cardinal Industries, Inc.), where he served first as the Regional Director of Apartment Management and then as the Vice President of Operations. Lexford is a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. Prior to 1986, Mr. Astorino was employed by National Housing Partnership in Washington, D.C. where he served as an Executive Vice President of NCHP Property

     Management and then as Vice President of Property Management. He has also served as a Director of the Housing Authority of Louisville and in various positions for other municipal and rural real estate development programs. Mr. Astorino is a member of the Kentucky Bar Association, the National Association of Realtors and the National Association of Homebuilders. He is also a member of the Kentucky Housing Association, where he served as president in 1982 and as a legislative chairman in 1980, 1981 and 1983, and is a member of Louisville Housing Services, where he served on the Board of Directors from 1984 through 1988. Mr. Astorino received a law degree from the University of Louisville, a Masters degree in Public Administration from Syracuse University and an undergraduate degree from the University of Massachusetts, Amherst. He has also completed the Senior Public Executive Program at Harvard University.

     Mr. Astorino's initial annual salary has been set at $150,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

     David E. Williams, age 51, has served as Chief Financial Officer of the Operating Partnership since May 25, 1998. From January 1998 through May 25, 1998, he served as Chief Financial Officer of Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From January 1996 through December 1997, Mr. Williams served as President of The Williams Consulting Group in Cincinnati, Ohio, where he provided real estate consulting services, including strategic planning and property analysis. From 1991 to 1996, he served as Vice President and then Executive Vice President, Real Estate Management for Lexford, Inc. ("Lexford") (formerly Cardinal Realty Services, Inc. and prior to that Cardinal Industries, Inc.). Lexford is a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. At Lexford, Mr. Williams was responsible for the management of real estate valued in excess of $1.5 billion. Between 1986 and 1990, he was employed by Cardinal Apartment Management Group, Inc., where he served as Executive Vice President, Chief Financial Officer - Partnerships in 1990 and as a Regional Director from 1986 through 1989. Prior to 1986, he held various property management positions. Mr. Williams has served in various capacities in The United States Air Force, Strategic Air Command. He currently serves on the Board of the Institute of Real Estate Management. Mr. Williams received his undergraduate degree from the University of Cincinnati.

     Mr. Williams' initial annual salary has been set at $150,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

     Mary E. Keane, age 45, has served as Vice President - Accounting and Strategic Planning for the Operating Partnership since May 25, 1998. She has also served as Secretary of the Trust since May 15, 1998. From March 1998 through May 25, 1998, she served as Vice President - Accounting for Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From 1996 through February 1998, Ms. Keane served as Vice President, Finance - Consumer Services Division for Blue Cross of California, a subsidiary of WellPoint Health Networks, Inc., a Fortune 250 company. Her responsibilities there included financial preparation, reporting and analysis for a $2 billion annual revenue company. From 1992 through 1995, she served as Chief Financial Officer for Steptoe & Johnson, a prominent international law firm headquartered in Washington, D.C. From 1988 through 1992, Ms. Keane served as Assistant Corporate Controller for Commodore International, Limited, at the time a $1 billion Canadian company which manufactured and marketed personal computers. Prior to that, she was a business analyst for Johnson Matthey, PLC, a British precious metals company, and a senior accountant for Mobil Oil Corporation, an international energy company. Ms. Keane received a Bachelor of

     Science degree from Boston College and a Masters of Business Administration degree from the Wharton School at the University of Pennsylvania. She is also a certified accountant.

     Ms. Keane's initial annual salary has been set at $130,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee."

26. The Prospectus is hereby amended to delete the second and third full paragraphs on page 64 and substitute the following therefor:

     "In connection with the formation of the Trust and the Operating Partnership, Mr. McGrath and Mr. Geiger (the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder) have each been issued an amount of Units which are exchangeable (with certain escrow restrictions described below) into 9.5% of the Common Shares outstanding after the completion of the Offering and the proposed Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. Their consideration for the Units included an initial capital contribution of $100,000 to the Operating Partnership; a waiver of any ongoing administrative fees currently payable to the corporate general partners (which Mr. McGrath controls) which manage real estate investment limited partnerships whose investors participate in the proposed Exchange Offering; an assignment to the Operating Partnership of any back end interest attributable to such corporate general partners; and the advancement to date of approximately $300,000 in formative expenses, including the support of the activities of the entire staff of an affiliate of the Managing Shareholder in connection with the Offering and the proposed Exchange Offering."

27. The Prospectus is hereby amended by deleting the second full paragraph on page 70 relating to management of properties in which the Trust or the Operating Partnership acquires an interest and substituting the following therefor:

     "The Exchange Partnerships collectively manage the properties in which they have an interest and share property management expenses. Other properties in which the Trust and the Operating Partnership acquire an interest will be similarly managed."

28. The Prospectus is hereby amended by deleting the fifth paragraph on page 74 and substituting the following therefor:

     "In June 1998, the Exchange Partnerships and other real estate partnerships managed by affiliates of the Managing Shareholder entered into an agreement to terminate property management agreements with the prior property manager. Since the transaction, the Exchange Partnerships and other partnerships have managed the properties in which they have an interest and shared property management expenses. During 1997, the Exchange Partnerships paid an aggregate of approximately $435,689 in property management fees."

29. The Prospectus is hereby amended by deleting the third sentence of the sixth paragraph beginning on page 74 and substituting therefor the following:

     "The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering unless a sufficient number of offerees accept the offering such that the offering involves the issuance of at least $6,000,000 of Units.

30. The Prospectus is hereby amended by deleting the last paragraph on page 80 (which carries over onto page 81). The paragraph is no longer accurate because the Trust does not intend to pay fees to any affiliate or third party to manage properties in which it acquires an interest.

31. The Prospectus is hereby amended by inserting the following at the end of the first paragraph on page 101:

     "Asset Allocation Securities Corp., Oakbrook Investment Brokers Inc. and Strategic Assets, Inc., each a member of the NASD, have entered into selling agreements with the Dealer Manager and will participate in the sale of Common Shares in connection with the Offering."

32. The Prospectus is hereby amended by deleting the second sentence in the second full paragraph on page 59 under "Independent Trustees" and substituting the following therefor:

     "The Independent Trustees will nominate replacements for vacancies created in the authorized number of Independent Trustees prior to the end of a term."

33. The Declaration is hereby amended as follows to reflect the elimination of the right of the Managing Shareholder to receive certain non-accountable fees in connection with the Offering and the formation and operations of the Trust and the Operating Partnership and to substitute in place of such fees the right to be reimbursed for certain out-of-pocket expenses formerly covered by such fees:

     (i) The second paragraph of Section 1.9(i) is hereby amended by deleting the phrase "including the Managing Shareholder's (and any successor Advisor's) fees" and substituting therefor the phrase "including fees and reimbursable expenses, if any, payable to the Managing Shareholder and any successor Advisor in accordance with this Declaration".

     (ii) Section 4.2 is hereby deleted and the following substituted therefor:

          "4.2 Organization and Offering Expenses. (a) The Trust shall be authorized to reimburse the Managing Shareholder for Organization and Offering Expenses (as defined in Section 1.9(g)) incurred by it which conform with Section 1.9(g) in connection with any offering of Shares.

          (b) The Trust shall be authorized to reimburse the Managing Shareholder out of Trust Property for (i) distribution, due diligence and organizational expenses incurred by it in connection with the formation of the Trust and the Operating Partnership and with the Initial Offering, in an amount not to exceed one percent of gross proceeds from the sale of Common Shares in the Initial Offering and (ii) for legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous costs incurred in connection with the Offering, in an amount not to exceed one percent of gross proceeds from the sale of Common Shares in the Initial Offering. Such reimbursements shall be payable at the same time that selling commissions are payable. To the extent that the amount of the expenses described above exceeds the reimbursable amount, those expenses will be payable by the Managing Shareholder."

     (iii) Section 4.3 is hereby deleted and the following substituted therefor:

          "4.3 Investment Expenses. The Trust shall be authorized to reimburse the Managing Shareholder out of Trust Property for expenses incurred prior to and during the Initial Offering for investigating and evaluating real estate investment opportunities and effecting transactions for investing the net sale proceeds of the Initial Offering, in an amount not to exceed four percent of the gross proceeds from the sale of Common Shares in the Initial Offering. Such reimbursement is payable from available net proceeds of the Initial Offering or as cash flow permits as determined by the Board of the Trust."

     (iv) Section 4.5(c) is hereby deleted and the following substituted therefor:

     "(c) The Trust shall be authorized to make an annual payment to the Managing Shareholder to reimburse it for its operating expenses relating to the business of the Trust and the Operating Partnership, in an amount up to one percent of the gross proceeds of the Initial Offering plus one percent of the initial value of Units issued in the proposed Exchange Offering."

     (v) The first sentence of Section 4.6 is hereby amended by deleting the word "fees" and substituting therefor the word "commissions".

     (vi) The last sentence of Section 7.11 is hereby deleted and the following substituted therefor:

     "In the event of any such removal or the death, dissolution, resignation, insolvency, bankruptcy or other legal incapacity of the Managing Shareholder or any other event which would legally disqualify the Managing Shareholder from acting hereunder, the former Managing Shareholder shall not be entitled to payment for reimbursable expenses specified in Article 4 which are incurred after the date of such removal or other incapacity."

     (vii) The Table of Contents of the Declaration is hereby amended by deleting the heading "Investment Fees" for Section 4.3 and substituting therefor the heading "Investment Expenses".

34. The Prospectus is hereby amended as follows to conform to the amendments described in item 33 above made to the Declaration to reflect the elimination of the right of the Managing Shareholder to receive certain non-accountable fees in connection with the Offering and the formation and operations of the Trust and the Operating Partnership and to substitute in place of such fees the right to be reimbursed for certain out-of-pocket expenses formerly covered by such fees:

     (i) The Prospectus is hereby amended by deleting Footnote ** on page 2 and substituting therefor the following:

     "** Before deducting expenses of the Offering payable by the Trust estimated at approximately $500,000, including reimbursement to the Managing Shareholder for distribution, due diligence and organizational expenses incurred in connection with the formation of the Trust and the Operating Partnership and with the Offering, in an amount not to exceed 1% of the gross proceeds from the Offering ($250,000 maximum), and reimbursement to the Managing Shareholder for legal, accounting and consulting fees, and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the Offering, in an amount not to exceed 1% of the gross proceeds of the Offering ($250,000)."

     (ii) The Prospectus is hereby amended by deleting the term "offering fees" in the following places it appears in the Prospectus and replacing it with the term "reimbursable offering expenses": (a) the third line in the fourth paragraph on page 3 and (b) the first bullet point on each of pages 66 and 67. Similarly, the phrase "commissions, fees, expenses and other costs of the Offering," in the third sentence of the fourth full paragraph on page 99 is hereby deleted and the phrase "commissions and reimbursable offering expenses," substituted therefor. In addition, the second full paragraph on page 28 is hereby amended by deleting the words "certain fees and other" in the first sentence thereof, the words "fees and other" in the second sentence, and the word "fees," in the fourth sentence.

     (iii) The Prospectus is hereby amended by deleting in the first column of the use of proceeds table on page 18 the captions "Distribution, Due Diligence and Organizational Fee," "Legal and Consulting Fee," and "Investment Fee" and substituting therefor the captions "Distribution, Due Diligence and Organizational Expenses," "Legal and Consulting Expenses," and "Investment Expenses," respectively.

     (iv) The Prospectus is hereby amended by deleting Footnotes 2, 3 and 4 on page 19 and substituting therefor the following:

     2. The Trust will reimburse the Managing Shareholder for distribution, due diligence and organizational expenses incurred in connection with the formation of the Trust and the Operating Partnership and with the Offering in an amount not to exceed 1% of the gross proceeds from sales of Common Shares in the Offering ($250,000 maximum).

     3.   The  Trust  will  reimburse  the  Managing   Shareholder   for  legal,
          accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the Offering in an amount not to exceed 1% of gross proceeds from sales of Common Shares in this Offering ($250,000 maximum). The reimbursements described in footnote 2 and this footnote 3 will be payable out of the net proceeds of the Offering. To the extent which the distribution, due diligence and organizational expenses or the legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses exceed 1% of the gross proceeds from the Offering, those expenses will not be reimbursed to the Managing Shareholder.

     4. The Trust will reimburse the Managing Shareholder for expenses incurred prior to and during the Offering for investigating and evaluating investment opportunities for the Trust and the Operating Partnership and for assisting them in consummating their investments, in an amount not to exceed 4% of the gross proceeds from sales of Common Shares in this Offering (maximum $1,000,000) (reimbursable expenses paid in connection with investment activities plus other acquisition fees and expenses may not exceed 6% of the contract purchase price for acquisitions unless the Independent Trustees determine that the transaction is commercially reasonable). Such reimbursement will be payable from available net proceeds of the Offering or as cash flow permits as determined by the Board of the Trust.

     (v) The "Compensation of the Managing Shareholder and Affiliates" section of the Prospectus is hereby amended by deleting on page 23 the first and second compensation items and substituting therefor the following:

Recipient                           Type of Compensation                                        Maximum Amount
---------                           --------------------                                        --------------

Managing  Shareholder               Reimbursement for distribution,  due diligence and            $250,000
(Baron Advisors)                    organizational  expenses  incurred  in  connection
                                    with the  formation of the Trust and the Operating
                                    Partnership  and with the  Offering,  in an amount
                                    not to exceed 1% of gross proceeds from Offering


Managing Shareholder                Reimbursement for legal, accounting and consulting            $250,000
                                    fees, and printing, filing, recording, postage and
                                    other    miscellaneous    expenses   incurred   in
                                    connection with the Offering,  in an amount not to
                                    exceed 1% of gross proceeds from Offering

     (vi) The "Compensation of the Managing Shareholder and Affiliates" section of the Prospectus is hereby amended by deleting on page 24 the third compensation item and substituting therefore the following:

Recipient                      Type of Compensation                                Maximum Amount
---------                      --------------------                                --------------
Managing Shareholder           Reimbursement  for expenses  incurred  prior       $1,000,000          (reimbursable
                               to   and    during    the    Offering    for       expenses paid in connection  with
                               investigating   and  evaluating   investment       investment  activities plus other
                               opportunities   for   the   Trust   and  the       acquisition   fees  and  expenses
                               Operating   Partnership  and  for  assisting       may   not   exceed   6%  of   the
                               them in consummating their  investments,  in       contract   purchase   price   for
                               an  amount  not to  exceed  4% of the  gross       acquisitions      unless      the
                               proceeds   from   Offering;   payable   from       Independent   Trustees  determine
                               available  net  proceeds of the  Offering or       that    the     transaction    is
                               as cash flow  permits as  determined  by the       commercially reasonable).
                               Board of the Trust

     (vii) The "Compensation of the Managing Shareholder and Affiliates" section of the Prospectus is hereby amended by deleting on page 25 the first compensation item and substituting therefor the following:

Recipient                      Type of Compensation                                Maximum Amount
---------                      --------------------                                --------------

Managing Shareholder           Annual  payment  under the Trust  Management       $500,000   per   year    maximum,
                               Agreement   to   reimburse   for   operating       payable   on  a   monthly   basis
                               expenses  incurred  relating to the business       during the term of the  agreement
                               of the Trust and the Operating  Partnership,       beginning  June 1,  1998;  at its
                               in an amount up to 1% of gross  proceeds  of       option the  Managing  Shareholder
                               the  Offering  plus 1% of the initial  value       may  elect  to be paid in  Common
                               of  Units  issued  in  connection  with  the       Shares with an equivalent value.
                               proposed Exchange Offering

     (viii) The Prospectus is hereby amended by deleting the first three sentences in the fifth paragraph on page 100 and substituting therefor the following:

     "After the Escrow Date, the Trust's funds, net of selling commissions and reimbursable offering expenses described in this Prospectus, will be maintained in the name of the Trust, in one or more separate, segregated accounts at commercial banks or in interim investments described at "INVESTMENT OBJECTIVES AND POLICIES." As soon as funds have been released from the escrow account, they will be used to pay selling commissions and reimbursable offering expenses. After payment of these commissions and offering expenses, the remaining funds released from the escrow account will be contributed to the Operating Partnership to be used to fund investments or to pay expenses other than those associated with the Offering, as determined by the Trust in its discretion."

     (ix) The Prospectus is hereby amended by deleting the first two full paragraphs on page 102 and substituting therefor the following:

     "The Trust will reimburse the Managing Shareholder for distribution, due diligence and organizational expenses incurred in connection with the formation of the Trust and the Operating Partnership and with the Offering, in an amount not to exceed 1% of the aggregate subscription price paid for Common Shares in, the Offering. To the extent the distribution, due diligence and organizational expenses exceed 1% of gross proceeds of the Offering, those expenses will not be reimbursed. The Trust will also reimburse the Managing Shareholder for legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the Offering, in an amount not to exceed 1% of the aggregate subscription price paid for Common Shares in the Offering. Any such expenses of the Managing Shareholder in excess of 1% of the aggregate subscription price paid for Common Shares in the Offering will be paid by the Managing Shareholder. Such reimbursements will be payable out of the net proceeds of the Offering. See "SUMMARY OF THE TRUST AND USE OF PROCEEDS - Summary of Use of Proceeds."

     In addition, the Trust will reimburse the Managing Shareholder for expenses incurred prior to and during the Offering for investigating and evaluating investment opportunities for the Trust and the Operating Partnership and assisting them in effecting their investments, in an amount not to exceed 4% of the aggregate subscription price paid for Common Shares in the Offering. Such reimbursements will be payable from available net proceeds of the Offering or as cash flow permits as determined by the Board of the Trust."

     (x) The Prospectus is hereby amended by deleting the second paragraph on page 57 and substituting therefor the following. The amendment reflects that the Managing Shareholder will not be entitled to receive an annual fee for providing services under the Trust Management Agreement, but rather will be reimbursed up to a maximum amount for its operating expenses relating to the business of the Trust and the Operating Partnership.

     "The Trust will  reimburse  the  Managing  Shareholder  on a monthly  basis during  the  term of the  Trust  Management  Agreement  for  its  operating expenses relating to the business of the Trust and the Operating Partnership, in an amount up to 1% of the gross proceeds of the Offering plus 1% of the initial value of Units issued in connection with the proposed Exchange Offering (annual maximum $500,000). The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of Common Shares with an equivalent value."

     (xi) The Prospectus is hereby amended by deleting the phrase "the investment fee payable to the Managing Shareholder," in the fourth sentence of the fourth full paragraph on page 36 and substituting therefor the phrase "to reimburse the Managing Shareholder for reimbursable expenses incurred prior to and during the Offering for investigating, evaluating and consummating investments of the Trust and the Operating Partnership."


                                   INVESTMENTS

Heatherwood Apartments

     On June 30, 1998, the Operating Partnership acquired the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership (the "Heatherwood Partnership") which owns fee simple title to a 67-unit residential apartment property located at 1005 Airport Road in Kissimmee, Florida 32741 referred to as the Heatherwood Apartments - Phase I (the "Heatherwood Property"). Set forth below is certain information describing the property, first mortgage financing to which the property is subject and the acquisition by the Operating Partnership of beneficial ownership of the property.

     The Heatherwood Property, completed in 1981, consists of 17 studio/ one bathroom units, 45 one bedroom/ one bathroom units, and five two bedroom/one bathroom units. The property is situated on approximately 2.26 acres and has approximately 35,136 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of July 1, 1998 for each type of unit is approximately $379, $439 and $539, respectively, or $1.31, $.76 and $.62 per square foot, respectively. The units were approximately 97% occupied as of July 1, 1998. The average monthly occupancy rates for 1993, 1994, 1995, 1996 and 1997 were approximately 89%, 91%, 88%, 93% and 97%, respectively.

     The Operating Partnership acquired the entire limited partnership interest in the Heatherwood Partnership from an unaffiliated third party for a purchase price of $830,000. The Heatherwood Property is subject to first mortgage financing with a current principal balance of approximately $1,245,000. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the first mortgage loan is December 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,083,553. The monthly debt service payments are $8,847, or an annual amount of $106,164. The loan bears a fixed interest rate of 7.625% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

     In March 1998, prior to completion of the acquisition, the property was appraised by Consortium Appraisal, Inc., an independent appraisal firm in Winter Park, Florida which estimated the market value of the property at $2,075,000. The methods employed in appraising the property are discussed in the Prospectus beginning at page 62. The Trust and the Operating Partnership were not responsible for the payment of any fees or expenses for the appraisal.

     The acquisition was unanimously approved on June 29, 1998 by the Board of the Trust, whose members are Baron Advisors, Inc., the Managing Shareholder of the Trust, and James H. Bownas and Peter M. Dickson, who serve as the Independent Trustees of the Trust.

Crystal Court Apartments

     On July 31, 1998, the Operating Partnership acquired the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership (the "Crystal Court Partnership") which owns fee simple title to an 80-unit residential apartment property located in Lakeland, Florida referred to as Crystal Court Apartments - Phase II (the "Crystal Court Property"). Set forth below is certain information describing the property, first mortgage financing to which the property is subject and the acquisition by the Operating Partnership of beneficial ownership of the property.

     The Crystal Court Property, completed in 1986, consists of 20 studio/ one bathroom units, 54 one bedroom/ one bathroom units, and six two bedroom/one bathroom units. The property is situated on approximately 6.8 acres and has approximately 42,048 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of July 1, 1998 for each type of unit is approximately $319, $369 and $455, respectively, or $1.11, $.64 and $.53 per square foot, respectively. The units were approximately 92% occupied as of July 1, 1998. The average monthly occupancy rates for 1993, 1994, 1995, 1996 and 1997 were approximately 95%, 91%, 91%, 90% and 95%, respectively.

     The Operating Partnership acquired the entire limited partnership interest in the Crystal Court Partnership from an unaffiliated third party for a purchase price of $756,293. The Crystal Court Property is subject to first mortgage financing with a current principal balance of approximately $1,488,000. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the first mortgage loan is October 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,366,490. The monthly debt service payments are $10,404, or an annual amount of $124,808. The loan bears a fixed interest rate of 7.5% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

     In June 1998, prior to completion of the acquisition, the property was appraised by Consortium Appraisal, Inc., an independent appraisal firm which estimated the market value of the property at $2,170,000. The Trust and the Operating Partnership were not responsible for the payment of any fees and expenses for the appraisal.

     The acquisition was unanimously approved on July 6, 1998 by the Board of the Trust.

     Attached as Exhibit E hereto in respect of each of the Heatherwood Property and the Crystal Court Property is an audited statement of revenues and certain expenses for the years ended December 31, 1996 and 1997 and an unaudited statement of revenues and certain expenses for the five-month period ended May 31, 1998.

Special Limited Partnership Interests

     In July 1998, the Operating Partnership made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships, which own direct or indirect equity or debt interests in residential apartment properties. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

                           PROPOSED EXCHANGE OFFERING

     As described in the Prospectus, concurrent with this Offering, the Operating Partnership proposes to make an Exchange Offering using Units to be registered with the Securities and Exchange Commission and certain states to acquire interests in residential apartment properties. On June 2, 1998, the Operating Partnership filed a registration statement with the Commission for this purpose. The registration statement has not yet been declared effective by the Commission. In the Exchange Offering, the Operating Partnership will offer to issue such Units in exchange for limited partnership interests in limited partnerships which own direct or indirect interests in residential apartment properties. The Prospectus originally described 11 properties as its initial acquisition candidates in connection with the offering and set forth information concerning the properties, mortgage indebtedness secured by the properties and the 10 real estate limited partnerships managed by an affiliate of the Managing Shareholder of the Trust which directly or indirectly own the properties.

     The Trust has recently expanded its initial acquisition targets to 15 properties. Set forth below in this Supplement is information concerning the 15 properties, mortgage indebtedness secured by the properties and the 15 real estate limited partnerships which directly or indirectly own the properties. Each of the partnerships is managed by an affiliate of the Managing Shareholder. The Prospectus is hereby amended to include such information. Included on the following pages are two tables which summarize certain information, an amended Exhibit B to the Prospectus, audited statements of revenue and certain expenses in respect of the properties not originally included in the Prospectus, and unaudited statements of revenues and certain expenses in respect of all 15 properties for the five-month period ended May 31, 1998. (For the purposes of the Prospectus, as amended by this Supplement, such properties are referred to collectively as the "Exchange Properties" and individually as an "Exchange Property," such partnerships are referred to collectively as the "Exchange Partnerships" and individually as an "Exchange Partnership," and the limited partners of the Exchange Partnerships are referred to collectively as "Exchange Limited Partners" and individually as an "Exchange Limited Partner.")

     The Operating Partnership has determined not to complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000.

     The 15 targeted Exchange Properties consist of an aggregate of 880 residential units (comprised of studio, one, two, three and four-bedroom units). Eleven of the properties are located in Florida, two properties are in Ohio and one property each in Georgia and Indiana. The Operating Partnership will attempt to acquire an interest in the properties by offering to acquire all of the limited partnership interests in the Exchange Partnerships.

     For purposes of the Exchange Offering, the 15 Exchange Partnerships have been valued at $37,055,540. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on the property in which each partnership owns a direct or indirect interest. Each Unit to be offered in the Exchange Offering has been arbitrarily valued at $10.00, which is the price at which the Trust is currently offering Common Shares in its Cash Offering. As described further in the Prospectus, following the completion of the Exchange Offering, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. The current book value of the 15 partnerships is approximately $13,316,000. If the Exchange Offering is fully completed in respect of all 15 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $37,055,540, comprised of Units to be issued with an initial value of approximately $17,284,457 plus first mortgage indebtedness of approximately $19,771,083 to which the underlying properties are subject.

     The Trust intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including interests held by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder. See "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

                               -------------------


     This  Supplement  contains  amendments  to the  Declaration,  the Operating
Partnership Agreement and the Prospectus and additional information to be included in the Prospectus and is subject to and qualified in its entirety by the risk factors and other provisions of the Declaration and other disclosures described in the Prospectus and this Supplement.

     THIS SUPPLEMENT IS INCOMPLETE WITHOUT THE PROSPECTUS OF THE TRUST DATED MAY 15, 1998. EACH PROSPECTIVE INVESTOR SHOULD REVIEW THIS SUPPLEMENT IN ITS ENTIRETY IN CONJUNCTION WITH ALL OF THE OTHER PROVISIONS OF THE DECLARATION, THE OPERATING PARTNERSHIP AGREEMENT AND ALL OTHER DISCLOSURES MADE IN THE PROSPECTUS.

                             Partnership Information
                     Initial Properties - Exchange Offering

     The table set forth below summarizes certain information relating to the initial 15 partnerships in which the Operating Partnership intends to acquire an interest in connection with the Exchange Offering, including (i) the name of the partnership, and its general partner, (ii) the name and location of the properties, (iii) the year each property was completed, (iv) the number of units, acreage, rentable area, average unit size, average rental rate per unit and per square feet of rentable area as of July 1, 1998, and (v) the physical occupancy of each property as of July 1, 1998.

                                                                                                                 Approx.
                                                                                                                 Rentable
                                                                       Year             No. of      Approx.       Area
Partnership          GP            Property           Location      Completed           Units        Acres      (Sq. Ft.)*
-----------          --            --------           -----------   ---------           -----        -----      ---------
Baron Strategic      Baron         Steeplechase       Anderson,        1977       Total       72      3.20        47,280
Investment Fund      Capital       Apartments         Indiana
II, Ltd.             XXXI, Inc.                                                   1 BR        12
                                                                                  2 BR        60

Baron Strategic      Baron         Pine View          Orlando,         1988       Total       91      4.38        45,656
Investment Fund      Capital       Apartments         Florida
IV, Ltd.             XVII, Inc.                                                  Studio       26
                                                                                  1 BR        59
                                                                                  2 BR         6

Central Florida      Sigma         Grove Hamlet       Deland,          1986       Total       56      6.21        45,504
Income               Financial     Apartments         Florida
Appreciation Fund,   Capital,                                                     1 BR        10
Ltd.                 Inc.                                                         2 BR        46

Florida Capital      Baron         Eagle Lake         Port             1987       Total       77      4.68        45,504
Income Fund, Ltd.    Capital II,   Apartments         Orange,
                     Inc.                             Florida                     1 BR        73
                                                                                  2 BR         4

Florida Capital      Baron         Forest Glen        Daytona          1985       Total       52      6.85        62,692
Income Fund II,      Capital IV,   Apartments         Beach,
Ltd.                 Inc.          (Phase I)          Florida                     2 BR        28
                                                                                  3 BR        24

Florida Capital      Baron         Bridge Point       Jacksonville,    1986       Total       48      3.39        27,360
Income Fund III,     Capital       Apartments         Florida
Ltd.                 VII, Inc.     (Phase II)                                    Studio        6
                                                                                  1 BR        37
                                                                                  2 BR         5

Florida Capital      Baron         Glen Lake          St.              1986       Total      144      7.16        79,200
Income Fund IV,      Capital V,    Apartments         Petersburg,
Ltd.                 Inc.                             Florida                     1 BR       144

Florida Income       Baron         Forest Glen        Daytona          1985       Total       26      6.85        29,931
Advantage Fund I,    Capital IV,   Apartments         Beach,
Ltd.                 Inc.          (Phase III)        Florida                     2 BR        19
                                                                                  3 BR         7

                                                                        Physical
                                                     7/1/98            Occupancy
                       Avg. Unit Size      Average Rental Rates/Month    As Of
Partnership              (Sq. Ft.)          (Per Unit)  (Per Sq.Ft.)     7/1/98
-----------            ----------------     ----------   ------------  ----------
Baron Strategic        Avg.         657      $428          $.65          91%
Investment Fund
II, Ltd.               1 BR         550
                       2 BR         678

Baron Strategic        Avg.         513      $441          $.86          97%
Investment Fund
IV, Ltd.              Studio        288
                       1 BR         576
                       2 BR         864

Central Florida        Avg.         813      $467          $.57          98%
Income
Appreciation Fund,     1 BR         576
Ltd.                   2 BR         864

Florida Capital        Avg.         591      $448          $.75          100%
Income Fund, Ltd.
                       1 BR         576
                       2 BR         864

Florida Capital        Avg.       1,205      $655          $.54          94%
Income Fund II,
Ltd.                   2 BR       1,075
                       3 BR       1,358

Florida Capital        Avg.         570      $450          $.79          92%
Income Fund III,
Ltd.                  Studio        288
                       1 BR         576
                       2 BR         864

Florida Capital        Avg.         550      $674         $1.23          68%
Income Fund IV,
Ltd.                   1 BR         550

Florida Income         Avg.       1,151      $641          $.56          92%
Advantage Fund I,
Ltd.                   2 BR       1,075
                       3 BR       1,358

                                                                                                                  Approx.
                                                                                                                 Rentable
                                                                       Year             No. of      Approx.       Area
Partnership          GP            Property           Location      Completed           Units        Acres      (Sq. Ft.)*
-----------          --            --------           -----------   ---------           -----        -----      ---------
Florida Income       Baron         Forest Glen        Daytona          1985       Total        8      6.85        9,166
Appreciation Fund    Capital IV,   Apartments         Beach,
I, Ltd.              Inc.          (Phase IV)         Florida                     2 BR         6
                                                                                  3 BR         2

Florida Income       Baron         Blossom Corners    Orlando,         1980       Total       70      3.67        39,300
Growth Fund V, Ltd.  Capital XI,   Apartments         Florida
                     Inc.          (Phase I)                                     Studio       15
                                                                                  1 BR        49
                                                                                  2 BR         6
Florida              Baron         Camellia Court     Daytona          1982       Total       60      5.15        34,848
Opportunity Income   Capital       Apartments         Beach,
Partners, Ltd.       III, Inc.                        Florida                     1 BR        59
                                                                                  2 BR         1

GSU Stadium          Baron         Stadium Club       Statesboro,      1987       Total       60      3.50        50,736
Student              Capital X,    Apartments         Georgia
Apartments, Ltd.     Inc.                                                        Studio        2
                                                                                  3 BR         3
                                                                                  4 BR        55

Lamplight Court of   Baron         Lamplight Court    Bellefontaine,   1973       Total       80      6.00        46,944
Bellefontaine        Capital IX,   Apartments         Ohio
Apts., Ltd.          Inc.                                                        Studio       12
                                                                                 One/One      53
                                                                                 Two/One      15

Midwest Income       Sigma         Brookwood Way      Mansfield,       1974       Total       66      3.92        38,016
Growth Fund VI,      Financial     Apartments         Ohio
Ltd.                 Capital VI,                                                 Studio        3
                     Inc.                                                         1 BR        60
                                                                                  2 BR         3

Realty Opportunity   Baron         Forest Glen        Daytona          1985       Total       30      6.85        34,231
Income Fund VIII,    Capital IV,   Apartments         Beach,
Ltd.                 Inc.          (Phase II)         Florida                     2 BR        23
                                                                                  3 BR         7

                                                                                           ====== ============= ===========
                                   TOTAL
                                   PROPERTIES:                                               888     78.66       636,368
                                                                                           ====== ============= ===========

                                                                         Physical
                                                    7/1/98              Occupancy
                      Avg. Unit Size      Average Rental Rates/Month     As Of
Partnership             (Sq. Ft.)          (Per Unit)  (Per Sq.Ft.)      7/1/98
-----------           ----------------     ----------   ------------   ----------
Florida Income        Avg.       1,146      $639          $.56           88%
Appreciation Fund
I, Ltd.               2 BR       1,075
                      3 BR       1,358

Florida Income        Avg.         560      $434          $.78           94%
Growth Fund V, Ltd.
                     Studio        300
                      1 BR         600
                      2 BR         900

Florida               Avg.         580      $420          $.72           90%
Opportunity Income
Partners, Ltd.        1 BR         576
                      2 BR         864

GSU Stadium           Avg.         860      $853          $.99           82%
Student
Apartments, Ltd.     Studio        288
                      3 BR         880
                      4 BR         880

Lamplight Court of    Avg.         587      $391          $.63           95%
Bellefontaine
Apts., Ltd.          Studio        288
                     One/One       576
                     Two/One       864

Midwest Income        Avg.         576      $359          $.61           97%
Growth Fund VI,
Ltd.                 Studio        288
                      1 BR         576
                      2 BR         864

Realty Opportunity    Avg.       1,141      $638          $.56           93%
Income Fund VIII,
Ltd.                  2 BR       1,075
                      3 BR       1,358

                    ========== ======== ============= ============= ===========

                                766.66      $529          $.74
                    ========== ======== ============= ============= ===========

----------

*    Includes only residential apartment units and excludes common areas.

                              Mortgage Information
                    Initial Partnerships - Exchange Offering

     The table below sets forth certain information relating to the indebtedness secured by or associated with the initial 15 partnerships in which the Operating Partnership intends to acquire an interest in connection with the Exchange
Offering, including (i) name of partnership and its general partner, (ii) the name and location of the properties, (iii) the principal balances as of May 31, 1998, (iv) the interest rates, (v) the annual debt service, (vi) the amortization term, (vii) the maturity dates, (viii) the balances due on
maturity,   (ix)  the  monthly  payments,  and  (x)  the  name  of  the  lending institution.

                                                                   5/31/98                   Annual
                                                                  Principal      Interest     Debt     Amortization  Maturity
Partnership        GP              Property         Location       Balance        Rate       Service      Term        Date
-----------        --              --------         --------       -------        ----       -------   ------------  --------
Baron Strategic    Baron Capital   Steeplechase     Anderson,       1,244,892  Yrs.           91,344    30 years     10/1/06
Investment Fund    XXXI, Inc.      Apartments       Indiana                    1-2:
II, Ltd.                                                                           7.25%
                                                                               Yrs.
                                                                               3-4:
                                                                                   7.75%
                                                                               Yrs.
                                                                               5-10:
                                                                                   8.25%

Baron Strategic    Baron Capital   Pine View        Orlando,        1,613,028      7.75%     139,272    30 years     11/1/04
Investment Fund    XVII, Inc.      Apartments       Florida
IV, Ltd.

Central Florida    Sigma           Grove Hamlet     Deland,         1,254,807      9.50%     156,024    25 years     6/27/98
Income             Financial       Apartments       Florida
Appreciation       Capital, Inc.
Fund, Ltd.

Florida Capital    Baron Capital   Eagle Lake       Port            1,447,811      8.56%     144,636    25 years     11/1/05
Income Fund, Ltd.  II, Inc.        Apartments       Orange,
                                                    Florida

Florida Capital    Baron Capital   Forest Glen      Daytona         1,834,103      7.01%     145,920    30 years      3/05
Income Fund II,    IV, Inc.        Apartments       Beach,
Ltd.                               (Phase I)        Florida

Florida Capital    Baron Capital   Bridge Point     Jacksonville,     716,752      9.52%      76,572    25 years     7/1/06
Income Fund III,   VII, Inc.       Apartments       Florida
Ltd.                               (Phase II)

Florida Capital    Baron Capital   Glen Lake        St.             2,692,623      9.55%     293,700    25 years     5/18/00
Income Fund IV,    V, Inc.         Apartments       Petersburg,       359,016      8.00%      34,728    25 years     5/1/05
Ltd.                                                Florida

Florida Income     Baron Capital   Forest Glen      Daytona           853,557      7.01%  67,908        30 years      3/05
Advantage Fund     IV, Inc.        Apartments       Beach,
I, Ltd.                            (Phase III)      Florida

Florida Income     Baron Capital   Forest Glen      Daytona           236,265      7.01%  18,792        30 years      3/05
Appreciation       IV, Inc.        Apartments       Beach,
Fund I, Ltd.                       (Phase IV)       Florida


                    Balance
                     Due On     Monthly
Partnership         Maturity    Payment   Lender
-----------         --------    -------   ------
Baron Strategic     1,099,557    7,612    Crown Bank
Investment Fund
II, Ltd.


Baron Strategic     1,493,008   11,606    GMAC Commercial Mortgage
Investment Fund                           Grp.
IV, Ltd.

Central Florida     1,314,872   13,002    Midland Loan Services
Income
Appreciation
Fund, Ltd.

Florida Capital     1,244,562   12,053    Column Financial, Inc.
Income Fund, Ltd.


Florida Capital     1,681,926   12,160    Prudential Mortgage
Income Fund II,                           Capital
Ltd.

Florida Capital       625,327    6,381    Huntington Mortgage Co.
Income Fund III,
Ltd.

Florida Capital     2,652,341   24,475    Republic Bank
Income Fund IV,       343,772    2,894    Glen Lake Arms
Ltd.                                      Joint Venture

Florida Income        782,744    5,659    Prudential Mortgage
Advantage Fund                            Capital
I, Ltd.

Florida Income        216,712    1,566    Prudential Mortgage
Appreciation                              Capital
Fund I, Ltd.

                                                                   5/31/98                   Annual
                                                                  Principal      Interest     Debt     Amortization  Maturity
Partnership        GP              Property         Location       Balance        Rate       Service      Term        Date
-----------        --              --------         --------       -------        ----       -------   ------------  --------
Florida Income     Baron           Blossom Corners  Orlando,        1,050,000      9.04%     105,288    25 years     11/1/06
Growth Fund V,     Capital  XI,    Apartments       Florida
Ltd.               Inc.            (Phase I)

Florida            Baron Capital   Camellia Court   Daytona         1,082,394      9.04%     111,132    25 years     11/1/06
Opportunity        III, Inc.       Apartments       Beach,
Income Partners,                                    Florida
Ltd.

GSU Stadium        Baron Capital   Stadium Club     Statesboro,     1,740,736      7.87%     151,272    30 years     10/1/05
Student            X, Inc.         Apartments       Georgia
Apartments, Ltd.

Lamplight Court    Baron Capital   Lamplight Court  Bellefontaine   1,376,182      9.04%     135,660    25 years     11/1/06
of Bellefontaine   IX, Inc.                         Ohio
Apts., Ltd.

Midwest Income     Sigma           Brookwood Way    Mansfield,      1,058,868      9.04%     108,612    25 years     12/1/06
Growth Fund VI,    Financial       Apartments       Ohio
Ltd.               Capital VI,
                   Inc.
Realty             Baron Capital   Forest Glen      Daytona         1,070,688      7.01%      85,188    30 years      3/05
Opportunity        IV, Inc.        Apartments       Beach,
Income Fund                        (Phase II)       Florida
VIII, Ltd.
                                                                 ============ =========== =========== ============= ==========
                                   TOTAL
                                   PROPERTIES:                    $19,631,722             $1,866,048
                                                                 ============ =========== =========== ============= ==========

                     Balance
                      Due On     Monthly
Partnership          Maturity    Payment   Lender
-----------          --------    -------   ------
Florida Income      $1,030,195   $8,774    Column Financial, Inc.
Growth Fund V,
Ltd.

Florida                984,430    9,261    Column Financial, Inc.
Opportunity
Income Partners,
Ltd.

GSU Stadium          1,615,458   12,606    GMAC
Student
Apartments, Ltd.

Lamplight Court      1,158,349   11,305    Column Financial
of Bellefontaine
Apts., Ltd.

Midwest Income         890,263    9,051    Mellon Bank
Growth Fund VI,
Ltd.

Realty                 981,813    7,099    Prudential Mortgage
Opportunity                                Capital
Income Fund
VIII, Ltd.
                   ============ ========== ==========================

                   $18,115,329   $155,504
                   ============ ========== ==========================

                                    EXHIBIT B


                          SUMMARY OF EXCHANGE PROPERTY
                      AND EXCHANGE PARTNERSHIP INFORMATION

                       FLORIDA INCOME GROWTH FUND V, LTD.
                          (GP: Baron Capital XI, Inc.)

===============================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:    YEAR COMPLETED:  1980
BLOSSOM CORNERS              Unrecorded second mortgage
APARTMENTS - PHASE I         in the property
2001 Raper Dairy Road
Orlando, Florida  32822

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    3.67

         ------------- --------- ---------------------- -------------------
                                      APPROXIMATE            APPROXIMATE
                                        RENTABLE           AVERAGE MONTHLY
         UNIT TYPE     NUMBER      AREA PER UNIT (Sq. Ft.)   RENTAL RATE
         ------------- --------- ---------------------- -------------------
            Studio       15               300                  $360
         ------------- --------- ---------------------- -------------------
            1 BR         49               600                  $440
         ------------- --------- ---------------------- -------------------
            2 BR          6               900                  $540
         ------------- --------- ---------------------- -------------------
             Total       70             39,300
         ------------- --------- ----------------------

7/1/98 OCCUPANCY %:             94%      ESTIMATED APPRAISED VALUE:  $2,292,901
1997 AVG. MONTHLY OCCUPANCY %:  91%      APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:  89%
1995 AVG. MONTHLY OCCUPANCY %:  90%
1994 AVG. MONTHLY OCCUPANCY %:  91%
1993 AVG. MONTHLY OCCUPANCY %:  84%
===============================================================================
                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:   11/1/06
Column Financial, Inc.
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30326-1113

INITIAL PRINCIPAL BALANCE:  $1,050,000    ANNUAL DEBT SERVICE:   $105,288
5/31/98 BALANCE:            $1,030,195    MONTHLY PAYMENT:       $  8,774
BALANCE DUE AT MATURITY:    $  882,430

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayment penalty equal to 1% of prepayment amount if prepaid prior to fifth anniversary of loan; no prepayment penalty thereafter.

===============================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    10/95               NUMBER OF UNITS SOLD:         2,300
NUMBER OF INVESTORS:    49                  PRICE PER UNIT:               $500
PAID IN CAPITAL:        $1,150,000          DATE OFFERING TERMINATED:     2/97

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  109 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,091)        (assuming 20% rate):         $155
                                           Long Term Capital Gain
                                           (assuming 39% rate):         $ 79
 ----------------------------------------- -------------------------------------
                                 (See Endnotes)

                      FLORIDA CAPITAL INCOME FUND III, LTD.
                          (GP: Baron Capital VII, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:    YEAR COMPLETED:  1986
Bridge point Apartments -    Limited partnership
PHASE II                     interest in limited
1500 Monument Road           partnership which holds
Suite 1102                   fee simple
Jacksonville, Florida  32225

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    3.39

         ------------- --------- --------------------- ------------------
                                       APPROXIMATE         APPROXIMATE
                                        RENTABLE         AVERAGE MONTHLY
         UNIT TYPE     NUMBER    AREA PER UNIT (Sq. Ft.)  RENTAL RATE
         ------------- --------- --------------------- ------------------
            Studio        6              288                 $389
         ------------- --------- --------------------- ------------------
            1 BR         37              576                 $439
         ------------- --------- --------------------- ------------------
            2 BR          5              864                 $600
         ------------- --------- ---------------------
             Total       48            27,360
         ------------- --------- ---------------------

7/1/98 OCCUPANCY %:             92%      ESTIMATED APPRAISED VALUE:  $1,610,000
1997 AVG. MONTHLY OCCUPANCY %:  93%      APPRAISAL DATE:   2/98
1996 AVG. MONTHLY OCCUPANCY %:  95%
1995 AVG. MONTHLY OCCUPANCY %:  94%
1994 AVG. MONTHLY OCCUPANCY %:  92%
1993 AVG. MONTHLY OCCUPANCY %:  93%
================================================================================
                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:    7/1/06
Huntington Mortgage Co.
41 South High Street
Suite 900
Columbus, Ohio  43215

INITIAL PRINCIPAL BALANCE:  $735,000      ANNUAL DEBT SERVICE:    $76,572
5/31/98 BALANCE:            $716,752      MONTHLY PAYMENT:        $ 6,381
BALANCE DUE AT MATURITY:    $625,327

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.52% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS:  Prepayment permitted only after 7/1/05.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    6/95                NUMBER OF UNITS SOLD:          1,600
NUMBER OF INVESTORS:    32                  PRICE PER UNIT:                $500
PAID IN CAPITAL:        $800,000            DATE OFFERING TERMINATED:      11/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  111 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,106)        (assuming 20% rate):         $101
                                           Long Term Capital Gain
                                           (assuming 39% rate):         $ 52
 ----------------------------------------- -------------------------------------

                                 (See Endnotes)

                        FLORIDA CAPITAL INCOME FUND, LTD.
                          (GP: Baron Capital II, Inc.)


================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:    YEAR COMPLETED:  1987
Eagle Lake Apartments        Limited partnership
1025 Eagle Lake Trail        interest in limited
Port Orange, Florida  32119  partnership which holds
                             fee simple

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    4.68

         ------------- --------- -------------------- --------------------
                                     APPROXIMATE          APPROXIMATE
                                      RENTABLE          AVERAGE MONTHLY
         UNIT TYPE     NUMBER    AREA PER UNIT (Sq. Ft.)  RENTAL RATE
         ------------- --------- -------------------- --------------------
            1 BR         73              576                 $439
         ------------- --------- -------------------- --------------------
            2 BR          4              864               $550-555
         ------------- --------- -------------------- --------------------
             Total       77            45,504
         ------------- --------- --------------------

7/1/98 OCCUPANCY %:            100%      ESTIMATED APPRAISED VALUE:  $2,650,000
1997 AVG. MONTHLY OCCUPANCY %:  94%      APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:  96%
1995 AVG. MONTHLY OCCUPANCY %:  92%
1994 AVG. MONTHLY OCCUPANCY %:  95%
1993 AVG. MONTHLY OCCUPANCY %:  95%
================================================================================
                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:   11/1/05
Column Financial, Inc.
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30325-1113

INITIAL PRINCIPAL BALANCE:  $1,500,000    ANNUAL DEBT SERVICE:   $144,636
5/31/98 BALANCE:            $1,447,811    MONTHLY PAYMENT:       $ 12,053
BALANCE DUE AT MATURITY:    $1,244,562

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 8.56% through maturity and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid after 10/25/00 with prepayment penalty equal to 1% of prepayment amount.

================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    11/94                 NUMBER OF UNITS SOLD:       1,614
NUMBER OF INVESTORS:    31                    PRICE PER UNIT:             $500
PAID IN CAPITAL:        $807,000              DATE OFFERING TERMINATED:   6/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holders of second mortgage financing have received 10% of the net sale proceeds remaining after the investors have received an aggregate amount equal to their capital contributions), the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter, investors and the GP share any remaining net proceeds 70%/30%.

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFFERED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  110 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,099)        (assuming 20% rate):         $216
                                           Long Term Capital Gain
                                           (assuming 39% rate):         $111
 ----------------------------------------- -------------------------------------

                                 (See Endnotes)

                      FLORIDA CAPITAL INCOME FUND II, LTD.
                          (GP: Baron Capital IV, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:    YEAR COMPLETED:  1985
Forest Glen Apartments -     Beneficial interest in
Phase I                      unrecorded land trust
300 Forest Glen Boulevard
Daytona Beach, Florida
32114

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    6.85

         ------------- --------- -------------------- -------------------
                                      APPROXIMATE         APPROXIMATE
                                       RENTABLE         AVERAGE MONTHLY
         UNIT TYPE     NUMBER     AREA PER UNIT (Sq. Ft.) RENTAL RATE
         ------------- --------- -------------------- -------------------
            2 BR         28             1,075                $619
         ------------- --------- -------------------- -------------------
            3 BR         24             1,358                $699
         ------------- --------- -------------------- -------------------
             Total       52            62,692
         ------------- --------- --------------------

7/1/98 OCCUPANCY %:             94%      ESTIMATED APPRAISED VALUE:  $3,008,000
1997 AVG. MONTHLY OCCUPANCY % : 82%      APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:  85%
1995 AVG. MONTHLY OCCUPANCY %:  93%
1994 AVG. MONTHLY OCCUPANCY %:  95%
1993 AVG. MONTHLY OCCUPANCY %:  93%
================================================================================
                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:    3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:  $1,836,576    ANNUAL DEBT SERVICE:   $145,920
5/31/98 BALANCE:            $1,834,103    MONTHLY PAYMENT:       $ 12,160
BALANCE DUE AT MATURITY:    $1,681,926

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.

================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    2/95                NUMBER OF UNITS SOLD:         2,000*
NUMBER OF INVESTORS:    38                  PRICE PER UNIT:               $500
PAID IN CAPITAL:        $1,000,000*         DATE OFFERING TERMINATED:     7/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  117 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,172)        (assuming 20% rate):         $181
                                           Long Term Capital Gain
                                           (assuming 39% rate):         $ 93
 ----------------------------------------- -------------------------------------
                                 (See Endnotes)
----------
* Includes 1,840 units sold in the program's offering plus 160 units issued to four investors in exchange for property interests acquired by them in an earlier unrelated program which was terminated.

                    REALTY OPPORTUNITY INCOME FUND VIII, LTD.
                          (GP: Baron Capital IV, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:    YEAR COMPLETED:  1985
Forest Glen Apartments -     Beneficial  interest in
Phase II                     unrecorded land trust
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    6.85

         ------------- --------- --------------------- ------------------
                                      APPROXIMATE          APPROXIMATE
                                        RENTABLE         AVERAGE MONTHLY
         UNIT TYPE     NUMBER    AREA PER UNIT (Sq. Ft.)   RENTAL RATE
         ------------- --------- --------------------- ------------------
            2 BR         23             1,075                $619
         ------------- --------- --------------------- ------------------
            3 BR          7             1,358                $699
         ------------- --------- --------------------- ------------------
             Total       30             34,231
         ------------- --------- ---------------------

7/1/98 OCCUPANCY %:             93%      ESTIMATED APPRAISED VALUE:  $2,183,212
1997 AVG. MONTHLY OCCUPANCY %:  73%      APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:  82%
1995 AVG. MONTHLY OCCUPANCY %:  91%
1994 AVG. MONTHLY OCCUPANCY %:  92%
1993 AVG. MONTHLY OCCUPANCY %:  92%
================================================================================
                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:    3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:  $1,072,132   ANNUAL DEBT SERVICE:    $85,188
5/31/98 BALANCE:            $1,070,688   MONTHLY PAYMENT:        $ 7,099
BALANCE DUE AT MATURITY:    $  981,813


MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    3/94                NUMBER OF UNITS SOLD:           944
NUMBER OF INVESTORS:    45                  PRICE PER UNIT:               $1,000
PAID IN CAPITAL:        $944,000            DATE OFFERING TERMINATED:      6/94

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF INTEREST IN NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  118 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,177)        (assuming 20% rate):         $312
                                           Long Term Capital Gain
                                           (assuming 39% rate):         $160
 ----------------------------------------- -------------------------------------

                                 (See Endnotes)
----------
* The GP became a manager of this program in July 1995, replacing Realty Capital I, Inc., the initial sponsor.

                      FLORIDA INCOME ADVANTAGE FUND I, LTD.
                          (GP: Baron Capital IV, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:     YEAR COMPLETED: 1985
Forest Glen Apartments -     Beneficial  interest in
Phase III                    unrecorded land trust
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    6.85

         ------------- --------- --------------------- ------------------

                                        APPROXIMATE        APPROXIMATE
                                          RENTABLE        AVERAGE MONTHLY
         UNIT TYPE     NUMBER      AREA PER UNIT (Sq. Ft.) RENTAL RATE
         ------------- --------- --------------------- ------------------
            2 BR         19             1,075                $619
         ------------- --------- --------------------- ------------------
            3 BR          7             1,358                $699
         ------------- --------- --------------------- ------------------
             Total       26             29,931
         ------------- --------- ---------------------

7/1/98 OCCUPANCY %:             92%      ESTIMATED APPRAISED VALUE:  $1,949,049
1997 AVG. MONTHLY OCCUPANCY %:  88%      APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:  94%
1995 AVG. MONTHLY OCCUPANCY %:  98%
1994 AVG. MONTHLY OCCUPANCY %:  92%
1993 AVG. MONTHLY OCCUPANCY %:  93%
================================================================================
                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:    3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:  $854,708     ANNUAL DEBT SERVICE:    $67,908
5/31/98 BALANCE:            $853,557     MONTHLY PAYMENT:        $ 5,659
BALANCE DUE AT MATURITY:    $782,744


MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.

================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    2/94                NUMBER OF UNITS SOLD:           940
NUMBER OF INVESTORS:    46                  PRICE PER UNIT:               $1,000
PAID IN CAPITAL:        $940,000            DATE OFFERING TERMINATED:      6/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  116 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,164)        (assuming 20% rate):         $84
                                           Long Term Capital Gain
                                           (assuming 39% rate):         $43
 ----------------------------------------- -------------------------------------
                                 (See Endnotes)

----------
The GP became a manager of this program in July 1995, replacing Realty Capital IV, Inc., the initial sponsor.

                    FLORIDA INCOME APPRECIATION FUND I, LTD.
                          (GP: Baron Capital IV, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:    YEAR COMPLETED:  1985
Forest Glen Apartments -     Beneficial  interest in
Phase IV                     unrecorded land trust
Daytona Beach, Florida
32114

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    6.85

         ------------- --------- ---------------------- ------------------
                                       APPROXIMATE         APPROXIMATE
                                        RENTABLE          AVERAGE MONTHLY
         UNIT TYPE     NUMBER      AREA PER UNIT (Sq. Ft.)  RENTAL RATE
         ------------- --------- ---------------------- ------------------
            2 BR          6              1,075                $619
         ------------- --------- ---------------------- ------------------
            3 BR          2              1,358                $699
         ------------- --------- ---------------------- ------------------
             Total        8              9,166
         ------------- --------- ----------------------

7/1/98 OCCUPANCY %:             88%      ESTIMATED APPRAISED VALUE:    $474,359
1997 AVG. MONTHLY OCCUPANCY %:  91%      APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:  91%
1995 AVG. MONTHLY OCCUPANCY %:  88%
1994 AVG. MONTHLY OCCUPANCY %:  91%
1993 AVG. MONTHLY OCCUPANCY %:  91%
================================================================================
                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:    3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:  $236,584     ANNUAL DEBT SERVICE:    $18,792
5/31/98 BALANCE:            $236,265     MONTHLY PAYMENT:        $ 1,566
BALANCE DUE AT MATURITY:    $216,712


MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    4/94                NUMBER OF UNITS SOLD:          205
NUMBER OF INVESTORS:    13                  PRICE PER UNIT:               $1,000
PAID IN CAPITAL:        $205,000            DATE OFFERING TERMINATED:      9/94

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  116 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,160)        (assuming 20% rate):         $106
                                           Long Term Capital Gain
                                           (assuming 39% rate):         $ 55
 ----------------------------------------- -------------------------------------

                                 (See Endnotes)
----------
The GP became a manager of this program in July 1995, replacing Realty Capital II, Inc., the initial sponsor.

                      FLORIDA CAPITAL INCOME FUND IV, LTD.
                           (GP: Baron Capital V, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:    YEAR COMPLETED:  1986
GLEN LAKE ARMS APARTMENTS    Limited partnership
2000 Gandy Boulevard North   interest in limited
St. Petersburg, Florida      partnership which holds
33702                        fee simple

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    7.16

         ------------- --------- --------------------- ------------------
                                      APPROXIMATE         APPROXIMATE
                                       RENTABLE         AVERAGE MONTHLY
         UNIT TYPE     NUMBER    AREA PER UNIT (Sq. Ft.)  RENTAL RATE
         ------------- --------- --------------------- ------------------
            1 BR        144              550                 $674
         ------------- --------- --------------------- ------------------
             Total      144             79,200
         ------------- --------- ---------------------

7/1/98 OCCUPANCY %:             68%      ESTIMATED APPRAISED VALUE:  $6,483,079
1997 AVG. MONTHLY OCCUPANCY %:  78%      APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:  81%
1995 AVG. MONTHLY OCCUPANCY %:  72%
1994 AVG. MONTHLY OCCUPANCY %:  79%
1993 AVG. MONTHLY OCCUPANCY %:  84%
================================================================================
                              MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:      SECOND MORTGAGE HOLDER AND ADDRESS:
Republic Bank                           Glen Lake Arms Joint Venture
1301 Sixth Avenue West                  10490 Gandy Boulevard North, Suite 2E
Bradenton, Florida  34205               St. Petersburg, Florida 33702


INITIAL PRINCIPAL BALANCE:  $2,812,500  INITIAL PRINCIPAL BALANCE:  $375,000
5/31/98 BALANCE:            $2,692,263  5/31/98 BALANCE:            $359,016
BALANCE DUE AT MATURITY:    $2,652,341  BALANCE DUE AT MATURITY:    $343,772

MATURITY DATE:              5/18/00     MATURITY DATE:              5/01/05
ANNUAL DEBT SERVICE:        $  293,700  ANNUAL DEBT SERVICE:        $ 34,728
MONTHLY PAYMENT:            $   24,475  MONTHLY PAYMENT:            $  2,894

MORTGAGE INTEREST AND AMORTIZATION      MORTGAGE INTEREST AND AMORTIZATION
PROVISIONS: The loan bears a fixed      PROVISIONS: The loan bears a fixed
interest rate of 9.55% and amortizes    interest rate of 8.0% and amortizes on
on a 25-year basis.                     a 25-year basis.

================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    1/85                NUMBER OF UNITS SOLD:         3,640
NUMBER OF INVESTORS:    60                  PRICE PER UNIT:                $500
PAID IN CAPITAL:        $1,820,000          DATE OFFERING TERMINATED:      6/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holder of collateral mortgage financing has received 10% of the net sale proceeds remaining after investors have received an aggregate amount equal to their capital contributions), the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  125 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,248)        (assuming 20% rate):         $135
                                           Long Term Capital Gain
                                           (assuming 39% rate):         $ 69
 ----------------------------------------- -------------------------------------

                                 (See Endnotes)

                       CENTRAL FLORIDA INCOME APPRECIATION FUND, LTD. (GP: Sigma Financial Capital, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:    YEAR COMPLETED:  1986
GROVE HAMLET APARTMENTS      Limited partnership
815B Grove Hamlet Way        interest in limited
Deland, Florida  32720       partnership which holds
                             fee simple

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    6.21

         ------------- --------- -------------------- ------------------
                                      APPROXIMATE         APPROXIMATE
                                       RENTABLE         AVERAGE MONTHLY
         UNIT TYPE     NUMBER    AREA PER UNIT (Sq. Ft.)  RENTAL RATE
         ------------- --------- -------------------- ------------------
            1 BR          10             576                $409
         ------------- --------- -------------------- ------------------
            2 BR          46             864                $479
         ------------- --------- -------------------- ------------------
             Total        56           45,504
         ------------- --------- --------------------

7/1/98 OCCUPANCY %:             98%      ESTIMATED APPRAISED VALUE:  $2,575,887
1997 AVG. MONTHLY OCCUPANCY %:  71%      APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:  75%
1995 AVG. MONTHLY OCCUPANCY %:  92%
1994 AVG. MONTHLY OCCUPANCY %:  95%
1993 AVG. MONTHLY OCCUPANCY %:  96%
================================================================================
                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:   10/1/05
Midland Loan Services
210 West 10th Street
Kansas City, Missouri  64105

INITIAL PRINCIPAL BALANCE:  $1,400,000   ANNUAL DEBT SERVICE:   $ 156,024
5/31/98 BALANCE:            $1,254,807   MONTHLY PAYMENT:       $  13,002
BALANCE DUE AT MATURITY:    $1,314,872

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.50% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS:  Prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    8/94                NUMBER OF UNITS SOLD:          2,100
NUMBER OF INVESTORS:    51                  PRICE PER UNIT:                $500
PAID IN CAPITAL:        $1,050,000          DATE OFFERING TERMINATED:      10/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  119 Units                   Short Term Capital Gain
  valued at $10 per Unit (or $1,193)       (assuming 20% rate):         $227
                                           Long Term Capital Gain
                                           (assuming 39% rate):         $116
 ----------------------------------------- -------------------------------------

                                 (See Endnotes)

                      GSU STADIUM STUDENT APARTMENTS, LTD.
                           (GP: Baron Capital X, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:   TYPE OF PROPERTY INTEREST:    YEAR COMPLETED:  1987
STADIUM CLUB APARTMENTS      Limited partnership
210 Lanier Drive             interest in limited
Statesboro, Georgia  30458   partnership which holds
                             fee simple

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    3.50

         ------------- --------- -------------------- -------------------
                                      APPROXIMATE         APPROXIMATE
                                       RENTABLE         AVERAGE MONTHLY
         UNIT TYPE     NUMBER    AREA PER UNIT (Sq. Ft.)  RENTAL RATE
         ------------- --------- -------------------- -------------------
            Studio     2                 288                 $375
         ------------- --------- -------------------- -------------------
            3 BR              3          880                 $688
         ------------- --------- -------------------- -------------------
            4 BR         55              880                 $876
         ------------- --------- -------------------- -------------------
             Total       60            50,736
         ------------- --------- --------------------

7/1/98 OCCUPANCY %:             82%      ESTIMATED APPRAISED VALUE: $2,800,000
1997 AVG. MONTHLY OCCUPANCY %:  86%      APPRAISAL DATE:  8/97
1996 AVG. MONTHLY OCCUPANCY %:  90%
1995 AVG. MONTHLY OCCUPANCY %:  74%
1994 AVG. MONTHLY OCCUPANCY %:  86%
1993 AVG. MONTHLY OCCUPANCY %:  82%
================================================================================
                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:   10/1/05
GMAC
650 Dresher Road
Horsham, Pennsylvania  19044

INITIAL PRINCIPAL BALANCE:  $1,750,000   ANNUAL DEBT SERVICE:    $151,272
5/31/98 BALANCE:            $1,740,736   MONTHLY PAYMENT:        $ 12,606
BALANCE DUE AT MATURITY:    $1,615,458

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.87% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable with prepayment fee in an amount equal to 1% of the then outstanding principal balance.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    11/95               NUMBER OF UNITS SOLD:          2,000
NUMBER OF INVESTORS:    38                  PRICE PER UNIT:                $500
PAID IN CAPITAL:        $1,000,000          DATE OFFERING TERMINATED:      2/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the GP receives all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%

 ----------------------------------------- -------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  117 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,167)        (assuming 20% rate):         $125
                                           Long Term Capital Gain
                                           (assuming 39%rate):         $  64
 ----------------------------------------- -------------------------------------

                                 (See Endnotes)

                       MIDWEST INCOME GROWTH FUND VI, LTD.
                     (GP: Sigma Financial Capital VI, Inc.)

==============================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:     TYPE OF PROPERTY INTEREST:   YEAR COMPLETED: 1974
BROOKWOOD WAY APARTMENTS       Limited partnership
327 N. Brookwood Way           interest in limited
Mansfield, Ohio  44906         partnership which holds
                               fee simple

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    3.92


         ------------- --------- -------------------- -------------------
                                     APPROXIMATE          APPROXIMATE
                                      RENTABLE          AVERAGE MONTHLY
           UNIT TYPE    NUMBER   AREA PER UNIT (Sq.Ft.)   RENTAL RATE
         ------------- --------- -------------------- -------------------
            Studio        3              288                 $269
         ------------- --------- --------------------- ------------------
            1 BR         60              576                 $359
         ------------- --------- --------------------- ------------------
            2 BR          3              864                 $389
         ------------- --------- --------------------- ------------------
              Total      66            38,016
         ------------- --------- ---------------------

7/1/98 OCCUPANCY %:             97%      ESTIMATED APPRAISED VALUE: $1,764,000
1997 AVG. MONTHLY OCCUPANCY %:  94%      APPRAISAL DATE:  6/96
1996 AVG. MONTHLY OCCUPANCY %:  97%
1995 AVG. MONTHLY OCCUPANCY %:  95%
1994 AVG. MONTHLY OCCUPANCY %:  96%
1993 AVG. MONTHLY OCCUPANCY %:  94%
================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:   12/1/06
Mellon Bank
1422 Euclid #900
Cleveland, Ohio  44115

INITIAL PRINCIPAL BALANCE:  $1,075,000   ANNUAL DEBT SERVICE:    $108,612
5/31/98 BALANCE:            $1,058,868   MONTHLY PAYMENT:        $  9,051
BALANCE DUE AT MATURITY:    $  890,263

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Loan may be prepaid in whole at any time after December 1, 2001 provided written notice of such prepayment is received by lender nor more than 60 days and not less than 30 days prior to the date of such payment.

================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:          4/96       NUMBER OF UNITS SOLD:        600
NUMBER OF INVESTORS:          7          PRICE PER UNIT:              $500
PAID IN CAPITAL:              $300,000   DATE OFFERING TERMINATED:    10/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive 70% of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP, with the GP receiving the remaining 30%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%

 -------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  102 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,017):       (assuming 20% rate):  $ 155
                                           Long Term Capital Gain
                                           (assuming 39% rate):  $  79
--------------------------------------------------------------------------------

                                 (See Endnotes)

                    FLORIDA OPPORTUNITY INCOME PARTNERS, LTD.
                          (GP: Baron Capital III, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:     TYPE OF PROPERTY INTEREST:   YEAR COMPLETED: 1982
CAMELLIA COURT APARTMENTS      Limited partnership
1401 S. Clyde Morris Boulevard interest in limited
Daytona Beach, Florida  32114  partnership which holds
                               fee simple

UNIT MIX AND RENTAL RATES:              APPROXIMATE ACREAGE:    5.15

        ------------- ---------  -------------------- -------------------
                                     APPROXIMATE          APPROXIMATE
                                      RENTABLE          AVERAGE MONTHLY
           UNIT TYPE    NUMBER   AREA PER UNIT (Sq.Ft.)   RENTAL RATE
         ------------- --------- -------------------- -------------------
            1 BR         59              576                  $420
          ------------ --------- -------------------  ------------------
            2 BR          1              864                  $560
         ------------- --------- -------------------- ------------------
             Total       60            34,848
         ------------- --------- --------------------

7/1/98 OCCUPANCY %:             90%  ESTIMATED APPRAISED VALUE: $2,144,788
                                     APPRAISAL DATE: 7/98: oral estimate pending
                                                    receipt of MAI appraisal
================================================================================
1997 AVG. MONTHLY OCCUPANCY %:  75%
================================================================================
1996 AVG. MONTHLY OCCUPANCY %:  91%
1995 AVG. MONTHLY OCCUPANCY %:  91%
1994 AVG. MONTHLY OCCUPANCY %:  78%
1993 AVG. MONTHLY OCCUPANCY %:  72%

                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:  11/1/06
Column Financial
6400 Congress Avenue #200
Boca Raton, Florida  33487

INITIAL PRINCIPAL BALANCE:  $1,100,000  ANNUAL DEBT SERVICE:     $111,132
5/31/98 BALANCE:            $1,082,394  MONTHLY PAYMENT:         $  9,261
BALANCE DUE AT MATURITY:    $  984,430

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 30-year basis.


PREPAYMENT PROVISIONS: No prepayment permitted during the first five years of the loan; thereafter, entire principal balance may be prepaid, provided during the sixth and seventh years of the loan lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:          8/95        NUMBER OF UNITS SOLD:      800
NUMBER OF INVESTORS:          29          PRICE PER UNIT:            $1,000
PAID IN CAPITAL:              $800,000    DATE OFFERING TERMINATED:  12/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  105 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,050)        (assuming 20% rate):   $155
                                           Long Term Capital Gain
                                           (assuming 39% rate):   $ 79
--------------------------------------------------------------------------------

                                 (See Endnotes)

                    BARON STRATEGIC INVESTMENT FUND II, LTD.
                         (GP: Baron Capital XXXI, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:     TYPE OF PROPERTY INTEREST:   YEAR COMPLETED: 1977
STEEPLECHASE APARTMENTS        Limited partnership
841 W. 53rd Street             interest in limited
Anderson, Indiana  46013       partnership which holds
                               fee simple

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    3.2

        ------------- ---------  -------------------- -------------------
                                     APPROXIMATE          APPROXIMATE
                                      RENTABLE          AVERAGE MONTHLY
           UNIT TYPE    NUMBER   AREA PER UNIT (Sq.Ft.)   RENTAL RATE
         ------------- --------- -------------------- -------------------
            1 BR         12              550                $399
         ------------- --------- -------------------- -------------------
            2 BR         60              678                $419
         ------------- --------- -------------------- -------------------
              Total      72            47,280
         ------------- --------- --------------------

7/1/98 OCCUPANCY %:             91%  ESTIMATED APPRAISED VALUE: $2,125,000
                                     APPRAISAL DATE: 7/98: oral estimate pending
                                                        receipt of MAI appraisal
================================================================================
1997 AVG. MONTHLY OCCUPANCY %:  73%       APPRAISAL DATE:  8/98
================================================================================
1996 AVG. MONTHLY OCCUPANCY %:  70%
1995 AVG. MONTHLY OCCUPANCY %:  82%
================================================================================
1994 AVG. MONTHLY OCCUPANCY %:  78%
================================================================================
1993 AVG. MONTHLY OCCUPANCY %:  81%

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:   10/1/06
Crown Bank
105 Live Oaks Garden #129
Castleberry, Florida    32707

INITIAL PRINCIPAL BALANCE:  $1,260,000  ANNUAL DEBT SERVICE:    $  91,344
5/31/98 BALANCE:            $1,244,892  MONTHLY PAYMENT:        $   7,612
BALANCE DUE AT MATURITY:    $1,099,557

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: During loan years 1 and 2 interest rate is 7.25%; during years 3 and 4 interest rate is 7.75%; thereafter, 8.25%. The loan amortizes on a 30-year basis.

PREPAYMENT PROVISIONS:  Prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:          7/96        NUMBER OF UNITS SOLD:           1,600
NUMBER OF INVESTORS:          16          PRICE PER UNIT:                 $500
PAID IN CAPITAL:              $800,000    DATE OFFERING TERMINATED:       10/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive 50% of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP, and the GP the remaining 50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 12.5% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):   110 Units                  Short Term Capital Gain
 valued at $10 per Unit (or $1,095)        (assuming 20% rate):      $155
                                           Long Term Capital Gain
                                           (assuming 39% rate):      $ 79
--------------------------------------------------------------------------------

                                 (See Endnotes)

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.
                          (GP: Baron Capital IX, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:     TYPE OF PROPERTY INTEREST:   YEAR COMPLETED: 1973
LAMPLIGHT COURT APARTMENTS     Unrecorded second mortgage
1600 S. Detroit                in the property
Bellefontaine, OH   43311

UNIT MIX AND RENTAL RATES:                   APPROXIMATE ACREAGE:    6.00

        ------------- ---------  -------------------- -------------------
                                     APPROXIMATE          APPROXIMATE
                                      RENTABLE          AVERAGE MONTHLY
           UNIT TYPE    NUMBER   AREA PER UNIT (Sq.Ft.)   RENTAL RATE
         ------------- --------- -------------------- -------------------
            Studio       12              288           5 unfurnished $339
                                                       7 furnished   $359
         ------------- --------- -------------------- -------------------
            one/one      53              576                 $369
         ------------- --------- -------------------- -------------------
            two/one      15              864                 $499
         ------------- --------- -------------------- -------------------
             Total       80            46,944
         ------------- --------- --------------------

7/1/98 OCCUPANCY %:             95%       ESTIMATED APPRAISED VALUE:  $2,147,000
================================================================================
1997 AVG. MONTHLY OCCUPANCY %:  87%       APPRAISAL DATE:  6/96
================================================================================
1996 AVG. MONTHLY OCCUPANCY %:  93%
1995 AVG. MONTHLY OCCUPANCY %:  88%
1994 AVG. MONTHLY OCCUPANCY %:  90%
1993 AVG. MONTHLY OCCUPANCY %:  89%

                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:   11/1/06
Column Financial
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30326

INITIAL PRINCIPAL BALANCE:  $1,400,000  ANNUAL DEBT SERVICE:     $135,660
5/31/98 BALANCE:            $1,376,182  MONTHLY PAYMENT:         $ 11,305
BALANCE DUE AT MATURITY:    $1,158,349

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first five years of the loan; thereafter, may be prepaid in whole; provided that during the sixth and seventh years of the loan, lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:          4/96        NUMBER OF UNITS SOLD:           700
NUMBER OF INVESTORS:          27          PRICE PER UNIT:                 $1,000
PAID IN CAPITAL:              $700,000    DATE OFFERING TERMINATED:       11/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive 50% of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP, and the GP the remaining 50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  111 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,116)        (assuming 20% rate):      $155
                                           Long Term Capital Gain
                                           (assuming 39% rate):      $ 79
--------------------------------------------------------------------------------
                                 (See Endnotes)

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.
                         (GP: Baron Capital XVII, Inc.)

================================================================================

                              PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:     TYPE OF PROPERTY INTEREST:   YEAR COMPLETED: 1988
PINE VIEW APARTMENTS           Limited partnership
4801 N. Pine Hills Road        interest in limited
Orlando, Florida   32808       partnership which holds
                               fee simple

UNIT MIX AND RENTAL RATES:                      APPROXIMATE ACREAGE:    4.38

        ------------- ---------  -------------------- -------------------
                                     APPROXIMATE          APPROXIMATE
                                      RENTABLE          AVERAGE MONTHLY
           UNIT TYPE    NUMBER   AREA PER UNIT (Sq.Ft.)   RENTAL RATE
         ------------- --------- -------------------- -------------------
            Studio       26              288                 $389
         ------------- --------- --------------------- -------------------
            1 BR         59              576                 $449
         ------------- --------- --------------------- -------------------
            2 BR          6              864                 $589
         ------------- --------- --------------------- -------------------
             Total       91             45,656
         ------------- --------- ---------------------

7/1/98 OCCUPANCY %:             97%       ESTIMATED APPRAISED VALUE:  $2,848,000
================================================================================
1997 AVG. MONTHLY OCCUPANCY %:  92%       APPRAISAL DATE:  2/98
================================================================================
1996 AVG. MONTHLY OCCUPANCY %:  93%
1995 AVG. MONTHLY OCCUPANCY %:  90%
1994 AVG. MONTHLY OCCUPANCY %:  92%
1993 AVG. MONTHLY OCCUPANCY %:  91%

                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:   11/1/04
GMAC Commercial Mortgage Bank
88 Pine Street
New York, NY  10005

INITIAL PRINCIPAL BALANCE:  $1,620,000   ANNUAL DEBT SERVICE:    $139,272
5/31/98 BALANCE:            $1,613,028   MONTHLY PAYMENT:        $ 11,606
BALANCE DUE AT MATURITY:    $1,493,008

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.75% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to May 1, 2004; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:          11/96       NUMBER OF UNITS SOLD:           2,000
NUMBER OF INVESTORS:          56          PRICE PER UNIT:                 $500
PAID IN CAPITAL:              $1,000,000  DATE OFFERING TERMINATED:       3/98

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive 50% of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP, and the GP the remaining 50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 12.5% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS     ESTIMATED DEFERRED TAXABLE GAIN FROM
 TO BE RECEIVED IN EXCHANGE OFFERING       EXCHANGE OFFERING (per $1,000 of
 (per $1,000 of Investors' original        Investors' original investment):
 investment):  124 Units                   Short Term Capital Gain
 valued at $10 per Unit (or $1,248)        (assuming 20% rate):      $155
                                           Long Term Capital Gain
                                           (assuming 39% rate):      $ 79
--------------------------------------------------------------------------------

                                 (See Endnotes)

Endnotes:


1. The First Mortgage Loan is not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed.

2. The Property is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. The Property is subject to significant competition from other multi-family residential apartment properties in the general vicinity of the Property.

4. In the opinion of the Managing Shareholder, the Property is covered by insurance of the types and amounts which are comparable for similar properties located in the general vicinity of the Property.

5. Each Property is a multi-family residential apartment property (other than Glen Lake Arms Apartments, which are short-term corporate residential units) which generally leases units to tenants under one-year term lease agreements common in the industry.

6. The estimated appraised value of the Property was determined by a qualified and licensed independent appraisal firm. See the Prospectus at "THE TRUST - The Operating Partnership."

7. Offerees who accept the Exchange Offering will not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" indicates the amount of taxable gain each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment. See "THE TRUST - The Operating Partnership."

                              EXHIBIT D SUPPLEMENT


             FINANCIAL STATEMENTS OF ADDITIONAL EXCHANGE PROPERTIES

                                    EXHIBIT D


                               BARON CAPITAL TRUST

              INDEX TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
         OF ADDITIONAL EXCHANGE PROPERTIES PURSUANT TO REGULATION SB 310



BROOKWOOD WAY APARTMENTS:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997
         Notes to Statement of Revenues and Certain Expenses

CAMELLIA COURT APARTMENTS:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997
         Notes to Statement of Revenues and Certain Expenses

LAMPLIGHT COURT APARTMENTS:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997
         Notes to Statement of Revenues and Certain Expenses

PINE VIEW APARTMENTS:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997
         Notes to Statement of Revenues and Certain Expenses

STEEPLECHASE  APARTMENTS:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997
         Notes to Statement of Revenues and Certain Expenses

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Brookwood Way Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Brookwood Way Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                    Elroy D. Miedema
                                                    Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                            BROOKWOOD WAY APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     December 31,   December 31,
                                                        1997            1996
                                                     -----------    -----------

REVENUES
  Rental income                                       $248,950        $236,466
  Other income                                           7,988           6,293
                                                      --------        --------

    Total revenues                                     256,938         242,759
                                                      --------        --------

CERTAIN EXPENSES
  Personnel                                             22,296          27,583
  Advertising and promotion                              6,998           4,626
  Utilities                                             20,793          20,213
  Repairs and maintenance                               15,092          14,234
  Real estate taxes and insurance                       17,645          12,941
  Mortgage interest expense                             96,565          96,745
  Management fees                                       15,720          16,637
  Other operating expenses                               2,972           2,727
                                                      --------        --------

    Total certain expenses                             198,081         195,706
                                                      --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 58,857        $ 47,053
                                                      ========        ========



See Note to Statement of Revenues and Certain Expenses

                            BROOKWOOD WAY APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Brookwood Way Apartments consist of 66 units located in Mansfield, Ohio. The property was acquired by purchase in November 1996 by Midwest Income Growth Fund VI, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            94%
         December 31, 1997                            88%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Brookwood Way Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Camellia Court Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Camellia Court Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
June 13, 1998

                            CAMELLIA COURT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                     1997             1996
                                                   ---------        ---------

REVENUES
  Rental income                                    $ 213,718        $ 255,025
  Other income                                        16,516           19,693
                                                   ---------        ---------

    Total revenues                                   230,234          274,718
                                                   ---------        ---------

CERTAIN EXPENSES
  Personnel                                           35,481           20,430
  Advertising and promotion                            9,056            6,756
  Utilities                                           25,805           30,769
  Repairs and maintenance                             24,685           21,320
  Real estate taxes and insurance                     35,934           37,559
  Mortgage interest expense                           98,851           78,273
  Management fees                                     13,884           14,525
  Other operating expenses                             5,359            3,300
                                                   ---------        ---------

    Total certain expenses                           249,055          212,932
                                                   ---------        ---------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                               $ (18,821)       $  61,786
                                                   =========        =========


See Note to Statement of Revenues and Certain Expenses

                            CAMELLIA COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Camellia  Court  Apartments  consist of 60 units located in Daytona  Beach,
     Florida. The property was acquired by purchase March 6, 1995 by Florida Opportunity Income Partners, Ltd. The following percentage of units were occupied at the various period ending dates:

         December 31, 1996                            88%
         December 31, 1997                            78%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Camellia Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Lamplight Court Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Lamplight Court Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                           LAMPLIGHT COURT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                      1997            1996
                                                    --------        --------

REVENUES
  Rental income                                     $303,933        $325,019
  Other income                                        14,083          14,901
                                                    --------        --------

    Total revenues                                   318,016         339,920
                                                    --------        --------

CERTAIN EXPENSES
  Personnel                                           39,363          49,403
  Advertising and promotion                            6,648           6,747
  Utilities                                           48,903          45,192
  Repairs and maintenance                             19,279          19,456
  Real estate taxes and insurance                     38,313          41,360
  Mortgage interest expense                          126,175         134,591
  Management fees                                     18,581          21,187
  Other operating expenses                             4,690           7,093
                                                    --------        --------

    Total certain expenses                           301,952         325,029
                                                    --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $ 16,064        $ 14,891
                                                    ========        ========


See Note to Statement of Revenues and Certain Expenses

                           LAMPLIGHT COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Lamplight Court Apartments consist of 80 units located in Bellefontaine, Ohio. The property was acquired by purchase in 1985 by Independence Village, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            86%
         December 31, 1997                            90%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Lamplight Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Pine View Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Pine View Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                              PINE VIEW APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                      1997            1996
                                                    --------        --------


REVENUES
  Rental income                                     $358,074        $382,792
  Other income                                        32,557          19,469
                                                    --------        --------

    Total revenues                                   390,631         402,261
                                                    --------        --------

CERTAIN EXPENSES
  Personnel                                           33,083          40,056
  Advertising and promotion                           16,713          19,452
  Utilities                                           49,502          46,699
  Repairs and maintenance                             52,329          64,718
  Real estate taxes and insurance                     43,589          45,005
  Mortgage interest expense                          131,707         138,693
  Management fees                                     25,709          28,159
  Other operating expenses                            13,185           8,201
                                                    --------        --------

    Total certain expenses                           365,817         390,983
                                                    --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $ 24,814        $ 11,278
                                                    ========        ========


See Note to Statement of Revenues and Certain Expenses

                              PINE VIEW APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Pine View Apartments consist of 92 units located in Orlando, Florida. The property was acquired by purchase in 1986 by Pineview Apartments, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            93%
         December 31, 1997                            91%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Pine View Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Steeplechase Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Steeplechase Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
June 13, 1998

                             STEEPLECHASE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                 December 31,     December 31,
                                                    1997              1996
                                                  --------         ---------


REVENUES
  Rental income                                   $ 234,305        $ 231,630
  Other income                                       10,733           13,663
                                                  ---------        ---------

    Total revenues                                  245,038          245,293
                                                  ---------        ---------

CERTAIN EXPENSES
  Personnel                                          50,624           57,299
  Advertising and promotion                          11,417            6,207
  Utilities                                          49,085           56,241
  Repairs and maintenance                            31,930           21,149
  Real estate taxes and insurance                    33,112           37,786
  Mortgage interest expense                          93,448           95,540
  Management fees                                    15,227           11,792
  Other operating expenses                            7,495            7,612
                                                  ---------        ---------

    Total certain expenses                          292,338          293,626
                                                  ---------        ---------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                              $ (47,300)       $ (48,333)
                                                  =========        =========

See Note to Statement of Revenues and Certain Expenses

                             STEEPLECHASE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Steeplechase Apartments consist of 72 units located in Anderson, Indiana. The property was acquired on October 1, 1996 by Income Partners III, Ltd. in which Baron Strategic Investment Fund II, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the various period ending dates:

         December 31, 1996                            65%
         December 31, 1997                            65%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Steeplechase Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                                    EXHIBIT E


                  FINANCIAL STATEMENTS OF ACQUIRED PROPERTIES

                                    EXHIBIT E


                               BARON CAPITAL TRUST

              INDEX TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF ACQUIRED PROPERTIES PURSUANT TO REGULATION SB 310


CRYSTAL COURT APARTMENTS PHASE II:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997
         Notes to Statement of Revenues and Certain Expenses

HEATHERWOOD APARTMENTS PHASE I:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997
         Notes to Statement of Revenues and Certain Expenses

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Crystal Court Apartments, Phase II, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Crystal Court Apartments, Phase II, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                       CRYSTAL COURT APARTMENTS, PHASE II

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996





                                                    December 31,    December 31,
                                                       1997            1996
                                                    ------------    ------------


REVENUES
  Rental income                                      $307,069        $295,906
  Other income                                          9,081           2,484
                                                     --------        --------

    Total revenues                                    316,150         298,390
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            26,477          32,567
  Advertising and promotion                             1,755           3,136
  Utilities                                            19,228          23,165
  Repairs and maintenance                              23,590          35,231
  Real estate taxes and insurance                      34,471          34,691
  Mortgage interest expense                           120,919         127,738
  Management fees                                      20,777          21,537
  Other operating expenses                              4,341           3,897
                                                     --------        --------

    Total certain expenses                            251,558         281,962
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 64,592        $ 16,428
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                       CRYSTAL COURT APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Crystal Court Apartments, Phase II, consist of 80 units located in Lakeland, Florida. The property was acquired by purchase in 1982 by Crystal Court Apartments II, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            95%
         December 31, 1997                            95%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Crystal Court Apartments, Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Heatherwood Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Heatherwood Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                    Elroy D. Miedema
                                                    Certified Public Accountant


Ft. Lauderdale, Florida
June 11, 1998

                         HEATHERWOOD APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                 December 31,   December 31,
                                                    1997            1996
                                                 -----------    ------------
REVENUES
  Rental income                                   $294,513        $284,886
  Other income                                      12,847          16,566
                                                  --------        --------

    Total revenues                                 303,893         301,452
                                                  --------        --------

CERTAIN EXPENSES
  Personnel                                         42,317          31,851
  Advertising and promotion                          4,243           4,942
  Utilities                                         29,999          27,255
  Repairs and maintenance                           36,667          48,649
  Real estate taxes and insurance                   38,221          36,052
  Mortgage interest expense                         60,327          63,986
  Management fees                                   14,489          14,400
  Other operating expenses                           7,678           5,052
                                                  --------        --------

    Total certain expenses                         233,941         232,187
                                                  --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                              $ 69,952        $ 69,265
                                                  ========        ========

See Note to Statement of Revenues and Certain Expenses

                         HEATHERWOOD APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Heatherwood Apartments, Phase I, consist of 68 units located in Kissimmee, Florida. The property was acquired June 30, 1998, by Heatherwood Kissimmee, Ltd. The following percentage of units were occupied at the various period ending dates:

          December 31, 1997        97%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Heatherwood Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.